UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
AMB PROPERTY CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 24, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of AMB PROPERTY CORPORATION. The Annual Meeting will be held on May 6, 2010, at 2:00 p.m., Pacific time, at AMB Property Corporation’s global headquarters, which are located at Pier 1, Bay 1, San Francisco, California 94111. Information about the Annual Meeting and the matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, please vote your proxy via the Internet, by telephone or by returning a proxy card. Returning your proxy does not deprive you of your right to attend the meeting and vote your shares in person.

We are pleased to be furnishing proxy materials to our stockholders primarily on the Internet instead of delivery by mail. We believe that electronic delivery should expedite stockholders’ receipt of proxy materials, while lowering the cost of delivery and reducing the environmental impact of printing and mailing paper copies.

On March 24, 2010, we mailed our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2010 Proxy Statement and 2009 Annual Report and vote online. The notice also included instructions on how to receive the proxy materials through e-mail and how to receive printed copies of the proxy materials through the mail. If you received your annual meeting materials through e-mail, the e-mail contained voting instructions and links to the 2010 Proxy Statement and 2009 Annual Report on the Internet, which are both available electronically at www.edocumentview.com\amb.

We encourage you to read our Annual Report and hope you will find it interesting and useful.

Thank you for your continued interest in AMB.

Sincerely,

HAMID R. MOGHADAM
Chairman and CEO

This proxy statement and accompanying form of proxy are first being made available to you on or about March 24, 2010.

AMB PROPERTY CORPORATION
Pier 1, Bay 1
San Francisco, California 94111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 6, 2010

To the Stockholders of AMB Property Corporation:

TIME	2:00 p.m., Pacific time, on May 6, 2010

PLACE	AMB Property Corporation, Pier 1, Bay 1, San Francisco, California 94111

ITEMS OF BUSINESS	1. To elect nine directors to our Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010

3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof

RECORD DATE	Holders of shares of our common stock of record at the close of business on March 3, 2010 are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

ANNUAL REPORT	Our 2009 Annual Report is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by one of the following methods: vote by proxy over the Internet, by telephone or by mail using the instructions on your proxy card. Any proxy may be revoked in the manner described in the accompanying proxy statement at any time prior to its exercise at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 6, 2010

The 2010 proxy materials and our 2009 Annual Report are available at www.edocumentview.com\amb.

By Order of the Board of Directors,

TAMRA D. BROWNE
Senior Vice President, General Counsel and Secretary

March 24, 2010
San Francisco, California

PROXY STATEMENT
INFORMATION CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF BUSINESS CONDUCT
STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS
AVAILABLE INFORMATION
OTHER MATTERS

AMB PROPERTY CORPORATION
Pier 1, Bay 1
San Francisco, California 94111

ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 6, 2010

PROXY STATEMENT

INFORMATION CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING

Our Board of Directors is soliciting proxies to be voted at the 2010 Annual Meeting of Stockholders and at any adjournment(s) or postponement(s) thereof. You are invited to attend our Annual Meeting of Stockholders to be held on May 6, 2010 at our global headquarters, which are located at Pier 1, Bay 1, San Francisco, California 94111, beginning at 2:00 p.m., Pacific time (the “Annual Meeting”).

Your vote is very important. For this reason, our Board of Directors is requesting that you permit your common stock to be represented at the meeting by the proxies named on the proxy card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Please note the following regarding the effect of not casting your vote.  If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1 of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted to vote those shares in the election of directors, your bank or broker was allowed to vote those shares on your behalf as they felt appropriate. Due to recent regulatory changes, your bank or broker no longer has to the ability to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote uninstructed shares on the ratification of the appointment of the company’s independent registered public accounting firm (Proposal 2 of this proxy statement). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting of Stockholders.

Voting materials, which include this proxy statement and our 2009 Annual Report to Stockholders, were made available to stockholders beginning on or about March 24, 2010. If you requested printed versions of these proxy materials by mail, these materials also include the proxy card for the Annual Meeting. Our global headquarters are located at Pier 1, Bay 1, San Francisco, California 94111, telephone (415) 394-9000. References herein to “we,” “us,” “our,” the “company” and “AMB” refer to AMB Property Corporation and its subsidiaries, unless the context otherwise requires.

QUESTIONS AND ANSWERS

Q:	Who may vote at the Annual Meeting?

A:	Holders of record of AMB Property Corporation common stock at the close of business on the record date, March 3, 2010, are entitled to notice of and to vote at the Annual Meeting. As of March 3, 2010, there were 149,916,828 shares of our common stock outstanding. Each issued and outstanding share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Q:	What proposals will be voted on at the Annual Meeting?

A:	At the Annual Meeting, you will be asked to consider and vote upon two proposals.

1. The election of nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; and

2. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010.

We will also consider other matters that may properly come before the Annual Meeting.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote:

• “FOR” each of the nominees to the Board; and

• “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010.

Q:	What is the vote required to approve each of the proposals?

A:	The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1	Election of Directors	Each director must be elected by a majority of the votes cast. Accordingly, to elect a particular director nominee, the number of votes cast “FOR” a director nominee by the holders of shares entitled to vote on the election of directors and represented in person or by proxy at the Annual Meeting must exceed the number of such votes cast “AGAINST” that director nominee. Please see the section entitled “Majority Vote Standard for Election of Directors” for a more detailed description of the majority voting procedures in our Bylaws and Corporate Governance Principles and for an explanation of the required vote in a contested election.

Proposal 2	Ratification of appointment of independent registered public accounting firm	To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of votes cast on this proposal at the Annual Meeting.

For the election of directors, abstentions and broker non-votes are not counted as votes cast, and will have no effect on the result of the vote. For the ratification of selection of our independent registered public accounting firm, abstentions and, if applicable, broker non-votes are not counted as votes cast and will have no effect on the result of the vote.

Q:	What is the quorum requirement for the meeting?

A:	A majority of the shares of common stock outstanding as of the record date must be represented, in person or by proxy, at the Annual Meeting in order to hold the meeting and transact business. This is called a quorum.

Your shares are counted as present at the meeting if you:

• are present and entitled to vote in person at the meeting; or

• have properly submitted a proxy card or voted by telephone or by using the Internet.

If you are present at the meeting in person or by proxy, but you abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote.

Broker “non-votes” are also counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares of our common stock for a beneficial owner is present at the meeting, in person or by proxy, and entitled to vote, but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Your vote is important. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and a notice or printed copies of the proxy materials and proxy card are being sent directly to you by AMB. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to vote in person at the meeting, you can bring the enclosed proxy card, if you received printed copies of the proxy materials, or vote using the ballot provided at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the Annual Meeting.

Most of our stockholders hold their shares in street name through a broker, bank, trustee or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name, and a notice or printed copies of the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares, which will give you the right to vote the shares at the meeting. You will need to contact your broker, bank, trustee or nominee to obtain a legal proxy, and you will need to bring it to the meeting in order to vote in person.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy, or, for shares held in street name, by submitting voting instructions to your broker, bank, trustee or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail. Please refer to the summary instructions included with your proxy materials and on your proxy card. For shares held in street name, the voting instructions will be communicated to you by your broker, bank, trustee or nominee.

By Telephone or the Internet — If you have telephone or Internet access, you may submit your proxy by following the instructions included with your proxy materials or, if you requested a printed copy of the proxy materials, on your proxy card.

By Mail — If you requested a printed copy of the proxy materials, you may submit your proxy by mail by signing your proxy card, or, for shares held in street name, by following the voting instruction card included by your broker, bank, trustee or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

The Internet and telephone proxy voting facilities for stockholders of record will close at 11:59 p.m., Pacific Time, on May 5, 2010.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, trustee or nominee. Therefore, we recommend that you follow the voting instructions in the materials you accessed on the Internet or received by mail.

If you vote by telephone or on the Internet, you do not have to return a proxy card or voting instruction card.

The Internet and telephone proxy voting procedures are designed to authenticate stockholders by use of a control number and to allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

Q:	How can I change my vote after I have voted?

A:	You may revoke your proxy at any time and change your vote at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may do this by signing and submitting a written notice to Tamra D. Browne, Corporate Secretary of the Company, by submitting a new proxy card with a later date, by voting by telephone or by using the Internet (your latest telephone or Internet proxy is counted) or by attending and voting by ballot at the Annual Meeting. If you hold your shares beneficially in street name, you will need to contact your broker, bank, trustee or other nominee to obtain a legal proxy. Merely attending the Annual Meeting will not revoke a proxy unless you specifically request your proxy to be revoked.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Q:	What happens if I do not give specific voting instructions?

A:	If you hold your shares directly in your name, and you sign and return a proxy card without giving specific voting instructions, the shares of common stock represented by that proxy will be voted as recommended by the Board of Directors.

If you hold your shares in street name through a broker, bank, trustee or other nominee and do not provide your broker with specific voting instructions, your broker will have discretion to vote such shares on routine matters, but not on non-routine matters. As a result, your broker will have the authority to exercise discretion to vote your shares with respect to Proposal 2 (ratification of the selection of independent registered public accounting firm) because that matter is considered routine. However, your broker will not have the authority to vote your shares with respect to Proposal 1 (election of directors) because that matter is considered non-routine.

If no voting instructions are received from you, and provided that you hold your shares in street name, typically, your broker will turn in a proxy card for shares held in street name, indicating a “FOR” vote on the routine matters.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	We have implemented the new Notice and Access Rule enacted by the U.S. Securities and Exchange Commission for distribution of materials for AMB’s 2010 Annual Meeting of Stockholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and our beneficial owners. All stockholders will be able to access the proxy materials through the Internet at the website address noted on the Notice or may request to receive printed copies of the proxy materials instead. We believe that the electronic delivery of materials is an innovative proxy communication solution that will allow us to provide our stockholders with the materials they need, while lowering the cost of delivery and reducing the environmental impact of printing and mailing paper copies.

Q:	How can I access the 2010 proxy materials and 2009 annual report electronically?

A:	The Notice provides you with instructions regarding how to view our proxy materials on the Internet. Specifically, you may view a copy of the 2010 proxy materials and 2009 Annual Report on the Internet by visiting www.edocumentview.com\amb.

You may also access an electronic copy of our 2009 Annual Report at the Investor Relations section of our website, www.amb.com/en/media/annual_reports.html.

Q:	How may I elect to receive future proxy materials electronically instead of by mail?

A:	If you wish to receive future proxy materials electronically by e-mail instead of by mail, you may register to do so at the Investor Relations page of our website, www.amb.com.

By choosing to receive your future proxy materials by e-mail, you would save us the cost of printing and mailing documents to you and would reduce the impact of our annual stockholders’ meetings on the environment. If you register to receive future proxy materials electronically by e-mail, you will receive an e-mail next year with instructions on how to access those proxy materials and how to vote. If you change your e-mail address in the meantime, you will need to update your registration. Your election to receive proxy materials electronically by e-mail will remain in effect until you terminate it.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the two items of business described in this proxy statement, we do not anticipate that any other matters would be raised at the Annual Meeting. If any other matters are properly presented at the Annual

Meeting for consideration, the persons named as proxies and acting thereunder will have discretion to vote on those matters for you.

Q:	Who will pay for the cost of this proxy solicitation?

A:	We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, facsimile or other electronic means. These people will not be specially compensated for their solicitation of proxies.

In accordance with the regulations of the U.S. Securities and Exchange Commission and the New York Stock Exchange, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of our common stock.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AMB PROPERTY CORPORATION SINCE THE DATE OF THIS PROXY STATEMENT.

Q:	What is the deadline to propose actions for consideration at the 2011 Annual Meeting or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at our next annual meeting as follows:

Deadline for Submitting Stockholder Proposals for Inclusion in Our 2011 Proxy Statement. Rule 14a-8 of the Securities Exchange Act of 1934 provides that certain stockholder proposals must be included in the proxy statement for our Annual Meeting. For a stockholder proposal to be considered for inclusion in the 2011 proxy statement for our 2011 Annual Meeting of Stockholders, our Corporate Secretary, Tamra D. Browne, must receive the proposal at our principal executive offices no later than November 25, 2010. The proposal must comply with the Securities and Exchange Commission regulations under Rule 14a-8 of the Securities Exchange Act of 1934 regarding the inclusion of stockholder proposals in our proxy materials.

Deadline for Submitting Stockholder Proposals not to be Included in Our 2011 Proxy Statement. If you intend to present a proposal at our 2011 Annual Meeting, but you do not intend to have it included in our 2011 proxy statement, your proposal must be delivered to or mailed and received by our Corporate Secretary not less than 90 days nor more than 120 days prior to May 6, 2011. If, however, the date of the 2011 Annual Meeting is advanced or delayed by more than 30 days from May 6, 2011, our Corporate Secretary must receive a stockholder’s notice not more than 120 days prior to the date of the 2011 Annual Meeting and not less than the later of 90 days prior to the date of the annual meeting, or if less than 100 hundred days’ notice or prior public disclosure of the date of the 2011 Annual Meeting is given or made to stockholders, the close of business on the 10th day following the day on which notice of the 2011 Annual Meeting date was mailed or publicly disclosed.

As set forth in our Bylaws, for stockholder proposals other than director nominations, such stockholder’s notice must contain, among other things, with respect to each proposed matter: a brief description of the business and the reasons for conducting such business at the annual meeting; your name; your record address; the class, series and number of shares you beneficially hold; and any material interest you or any stockholder associated person has in such business. Please review our Bylaws for more information regarding requirements to submit a stockholder proposal outside of Rule 14a-8.

Deadline for Submitting Director Nominations not to be Included in Our 2011 Proxy Statement. Under our Bylaws, nominations for director may be made only pursuant to the notice of the meeting, by the Board or a committee of the Board, or by a stockholder entitled to vote who delivered notice to us in accordance with our Bylaws. If you want to nominate an individual for election to our Board at the 2011 Annual Meeting, you must deliver a written notice to our Corporate Secretary which is received not less than 90 days nor more than 120 days prior to May 6, 2011. If, however, the date of the 2011 Annual Meeting is advanced or delayed by more than 30 days from May 6, 2011, our Corporate Secretary must receive a stockholder’s notice not more than 120 days prior to the date of the 2011 Annual Meeting and not less than the later of 90 days prior to the date of the annual meeting, or if less than 100 hundred days’ notice or prior public disclosure of the date of the 2011 Annual Meeting is given or made to stockholders, the close of business on the 10th day following the day on which notice of the 2011 Annual Meeting date was mailed or publicly disclosed.

As set forth in our Bylaws, for director nominations, such stockholder’s notice must contain, among other things, with respect to each proposed nominee: the name, age, business address and residence address of the proposed nominee; the principal occupation or employment of the proposed nominee; the class, series and number of shares beneficially held by the proposed nominee, the date such shares were acquired and the investment intent of such acquisition; any other information relating to the proposed nominee that is required to be disclosed under Regulation 14A of the Securities Exchange Act of 1934; the proposed nominee’s written consent to serve as a director if elected; a statement whether such person will tender an irrevocable resignation effective upon failure to receive the required vote and upon acceptance of such resignation by the board; and, with respect to the stockholder giving the notice, your name and record address; and the class, series and number of shares you beneficially hold, whether and the extent to which hedging or other transaction(s) have been entered into by you or on your behalf, and to the extent known by the stockholder giving notice, the name and address of any other stockholder giving notice, the name and address of any other stockholder supporting the nominee for election or re-election as a director, as well as similar information regarding any stockholder associated person. We may require a proposed nominee to furnish other information to determine the eligibility of such proposed nominee to serve as a one of our directors, including, without limitation, information regarding the skills, qualifications and experience of a proposed nominee, as well as the other items set forth under the “Nominating and Governance Committee” section below. Please review our Bylaws for more information regarding requirements to nominate directors.

Copy of Bylaws. A copy of the full text of our Bylaws may be obtained by writing to our Corporate Secretary at Pier 1, Bay 1, San Francisco, California 94111.

The date of this proxy statement is March 24, 2010.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors. A majority of the Board must be independent directors as defined by the New York Stock Exchange listing standards. Our Board has adopted the New York Stock Exchange listing standards of director independence. In general, an independent director is a director who the Board affirmatively determines has no material relationship with us. Under the New York Stock Exchange’s rules, the following relationships are considered material and will cause a director to be deemed not independent:

(i) a director who is, or within the past three years has been, our employee, or who has an immediate family member who is, or within the past three years has been, one of our executive officers;

(ii) a director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii) a director who is a current partner or employee (or has an immediate family member who is a current partner) of our internal or external auditor;

(iv) a director who has an immediate family member who is a current employee of our internal or external auditor and who personally worked on our audit;

(v) a director who was (or has an immediate family member who was) within the last three years a partner or employee of our internal or external auditor and personally worked on our audit within that time;

(vi) a director who is or has been (or has an immediate family member who is or has been) within the last three years, employed as an executive officer of another company where any of our present executive officers simultaneously serve or served on that company’s compensation committee; and

(vii) a director who is a current employee (or has an immediate family member who is a current executive officer) of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Our Board of Directors has affirmatively determined that eight out of nine presently elected directors (specifically, T. Robert Burke, David A. Cole, Lydia H. Kennard, J. Michael Losh, Frederick W. Reid, Jeffrey L. Skelton, Thomas W. Tusher and Carl B. Webb) are independent directors in accordance with the New York Stock Exchange listing standards, our corporate governance principles and our Bylaws. In determining the independence of the members of the Board of Directors, the Board considered Mr. Burke’s prior relationship with AMB as a co-founder and as an employee until 2000, and determined that this relationship did not affect the independence determination with respect to Mr. Burke.

For J. Michael Losh, a majority of our Board, including the chair of our Nominating and Governance Committee, waived the limitation contained in our Corporate Governance Principles that no director may serve on the boards of more than five other public companies because the Board believes that Mr. Losh’s substantial ability, experience and expertise in public company financial reporting and management while serving as Chief Financial Officer of General Motors, a Fortune 100 company, among other similar positions, significantly benefits the Board and the company. The Board also determined that Mr. Losh’s service on other public company boards did not hinder his service to the company as he is currently retired and not serving in an executive officer capacity for another company.

The shares represented by the proxies will be voted for the election of each of the nominees named below, unless you indicate in the proxy that your vote should be cast against any or all of them or that you abstain. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified, or until the earliest of his or her resignation, retirement or death.

Nominees For Director

The Board of Directors has proposed the following nominees for election as directors at the Annual Meeting: Hamid R. Moghadam, T. Robert Burke, David A. Cole, Lydia H. Kennard, J. Michael Losh, Frederick W. Reid, Jeffrey L. Skelton, Thomas W. Tusher and Carl B. Webb. Each of the nominees is currently serving as a director of AMB Property Corporation. All members of the Board serve a one-year term, which expires at the following annual meeting of stockholders when their successors are duly elected and qualified.

The Board of Directors recommends a vote FOR the election of each of the nominees as directors.

Each of the nominees has consented to be named in this proxy statement and to serve as a director if elected. Information about each nominee’s share ownership is set forth under the section entitled “Security Ownership of Certain Beneficial Owners and Management.” The principal occupation and certain other information regarding the nominees are set forth below as of the record date.

Hamid R. Moghadam
Age:	53
Director since:	1997
AMB Board Committees:	Member, Executive Committee
Recent business and educational experience:	One of the founders (in 1983) of the predecessor to AMB Property Corporation, Mr. Moghadam has over 28 years of experience in real estate. He is currently our Chairman and Chief Executive Officer. Mr. Moghadam holds bachelor’s and master’s degrees in engineering from the Massachusetts Institute of Technology and an M.B.A. degree from the Graduate School of Business at Stanford University.
Directorships and other memberships:	Mr. Moghadam is a member of the board of trustees of Leland Stanford Junior University, is the Chairman of the board of directors of Stanford Management Company, and is a former member of the Stanford Graduate School of Business Advisory Council and its Campaign Steering Committee. He is a former Chairman of the Executive Committee and the Board of Governors of the National Association of Real Estate Investment Trusts, is a former Chairman of the Real Estate Investment Trust Political Action Committee, is a former member of the board of directors of Plum Creek Timber Company, is a founding member of the Real Estate Roundtable, is a former member of the advisory board of the Wine Group and has served on various committees of the Massachusetts Institute of Technology. In addition, as an active participant in the San Francisco Bay Area community, he has served on various philanthropic and community boards, including the California Academy of Sciences, the Bay Area Discovery Museum, Town School for Boys, and as Chairman of the Young Presidents’ Organization’s (YPO) Northern California Chapter. As a result of these and other professional experiences, Mr. Moghadam possesses particular knowledge and experience about AMB and in the real estate and real estate investment trust industry that strengthen the Board’s collective qualifications, skills and experience.

T. Robert Burke
Age:	67
Director since:	1997
AMB Board Committees:	Chair, Executive Committee
Recent business and educational experience:	Mr. Burke is one of the founders (in 1983) of the predecessor to AMB Property Corporation. From November 1997 to December 1999, Mr. Burke was our Chairman of the Board. He was formerly a senior real estate partner with Morrison & Foerster LLP and, for two years, served as that firm’s Managing Partner for Operations. Mr. Burke graduated from Stanford University and holds a J.D. degree from Stanford Law School.
Directorships and other memberships:	Mr. Burke is a former member of the Board of Governors of the National Association of Real Estate Investment Trusts, and is a former member of the Board of Trustees of Stanford University. Mr. Burke is also the former Chairman of the Board of Directors of the Pension Real Estate Association. As a result of these and other professional experiences, Mr. Burke possesses particular knowledge and experience about AMB and in the real estate and real estate investment trust industry that strengthen the Board’s collective qualifications, skills and experience.
David A. Cole
Age:	67
Director since:	2000
AMB Board Committees:	Chair, Compensation Committee
Recent business and educational experience:	Mr. Cole was named Chairman of the Board and Chief Executive Officer of Kurt Salmon Associates, a global management consulting firm, in January 1988. He retired as Chief Executive Officer in December 1998 and continued to serve as Chairman of the Board until January 2001. He served as Chairman Emeritus until 2009. Mr. Cole holds a bachelor’s degree in engineering from Auburn University and has successfully completed the Advanced Management Program at Harvard Business School.
Directorships and other memberships:	Mr. Cole is a member of the Board of Directors of PRGX, Inc., a publicly traded provider of audit recovery, analytic and advisory services, is Chairman of its governance and nominating committee and serves on its compensation committee. He served as Chairman of the Board of Directors of PRGX, Inc. from 2005 to 2006. Mr. Cole is a member of the Board of Directors of Americorp Holding, Inc., a privately held operator of healthcare clinics. He is also a member of the Advisory Board of Goizueza Business School at Emory University and a trustee of the Galloway School in Atlanta, Georgia. As a result of these and other professional experiences, Mr. Cole possesses particular knowledge and experience in strategic planning and leadership of complex organizations that strengthen the Board’s collective qualifications, skills and experience.

Lydia H. Kennard
Age:	55
Director since:	2004
AMB Board Committees:	Chair, Nominating and Governance Committee
Recent business and educational experience:	From 1999 to 2003 and again from October 2005 to February 2007, Ms. Kennard served as Executive Director of Los Angeles World Airports, a system of airports comprising Los Angeles International, Palmdale Regional and Van Nuys General Aviation Airports. She is currently a principal of Airport Property Ventures, LLC. She served as Deputy Executive for Design and Construction for Los Angeles World Airports from 1994 to 1999. Ms. Kennard holds a J.D. degree from Harvard Law School, a master’s degree in city planning from the Massachusetts Institute of Technology, and a bachelor’s degree in urban planning and management from Stanford University.
Directorships and other memberships:	Ms. Kennard is a director of Intermec, Inc., an industrial technologies company, a member of the UniHealth Foundation Board, a member of the California Air Resources Board, a trustee for RAND Corporation, where she serves on the executive and audit committees, a trustee for the Polytechnic School, a trustee for the University of Southern California, a director of URS Corporation, where she serves on the nominating and governance committee, a trustee for the Marlborough School, where she serves on the audit and development committees, and is a former director of IndyMac Bank. As a result of these and other professional experiences, Ms. Kennard possesses particular knowledge and experience in the airport and aviation industries that strengthen the Board’s collective qualifications, skills and experience.
J. Michael Losh
Age:	63
Director since:	2003
AMB Board Committees:	Chair, Audit Committee
Recent business and educational experience:	From July 2004 to May 2005, Mr. Losh served as interim chief financial officer of Cardinal Health, Inc., a health care products and services company. Mr. Losh spent 36 years with General Motors Corporation, most recently as Executive Vice President and Chief Financial Officer of General Motors from July 1994 through August 2000 and as chairman of GMAC, General Motor’s financial services group, from July 1994 until 1999. He oversaw major capacity expansion programs and integrated finance functions when he served as finance director of General Motors de Brazil from 1979 to 1982 and as managing director of General Motors de Mexico from 1982 to 1984. Mr. Losh was elected Vice President of General Motors and General Manager of the Pontiac Division in July 1984, and in June 1989 was named Vice President and General Manager of the Oldsmobile Division. From 1992 to 1994, Mr. Losh served as Group Vice President in charge of North American Vehicle Sales, Service and Marketing. Mr. Losh holds a B.S. degree in Mechanical Engineering from Kettering University and an M.B.A. degree from Harvard University.

Directorships and other memberships:	Mr. Losh currently serves on the boards of Care Fusion, a medical devices company, where he is the presiding director and serves on the audit committee; AON Corporation, an insurance and risk management company, where he serves on the governance and nominating, finance and compensation committees; Masco Corporation, a home improvement and building products company, where he serves on the audit committee, the pricing committee and the compensation committee; H.B. Fuller Company, a chemical manufacturer, where he serves on the audit committee; and TRW Automotive Inc., an automotive product company, where he serves on the audit and compensation committees. As a result of these and other professional experiences, Mr. Losh possesses particular knowledge and experience in strategic planning and leadership of complex organizations, as well as expertise in finance, that strengthen the Board’s collective qualifications, skills and experience.
Frederick W. Reid
Age:	59
Director since:	2003
AMB Board Committees:	Member, Compensation Committee; Member, Nominating and Governance Committee
Recent business and educational experience:	Mr. Reid is currently the President of Flexjet and SkyJet U.S. He served as Chief Executive Officer of Virgin America, a startup airline that launched operations in August 2007, until January 2008. Mr. Reid joined Virgin America in April 2004. Previously, Mr. Reid served as President and Chief Operating Officer of Delta Airlines from May 2001 to April 2004 and served as Executive Vice President and Chief Marketing Officer of Delta Airlines from July 1998 to May 2001. Before joining Delta Airlines, Mr. Reid served as President and Chief Operating Officer of Lufthansa German Airlines from April 1997 to June 1998, as Executive Vice President from 1996 to March 1997 and as Senior Vice President, The Americas from 1991 to 1996. Between 1976 and 1991, Mr. Reid held various management positions at Pan American World Airways and American Airlines, based in Western Europe, the Middle East and South Asia. Mr. Reid holds a B.A. degree in Asian Studies from the University of California at Berkeley.
Directorships and other memberships:	He is a member of the Advisory Board for the Taub Institute for Research on Alzheimer’s Disease and the Aging Brain. As a result of these and other professional experiences, Mr. Reid possesses particular knowledge and experience in the airport and aviation industry that strengthen the Board’s collective qualifications, skills and experience.

Jeffrey L. Skelton
Age:	60
Director since:	1997
AMB Board Committees:	Member, Audit Committee; Member, Executive Committee
Recent business and educational experience:	Mr. Skelton served as President and Chief Executive Officer of Symphony Asset Management, a subsidiary of Nuveen Investments, Inc., an investment management firm, from 2004 until his retirement in 2009. Prior to founding Symphony Asset Management in 1994, he was with Wells Fargo Nikko Investment Advisors from January 1984 to December 1993, where he served in a variety of capacities, including Chief Research Officer, Vice Chairman, Co-Chief Investment Officer and Chief Executive of Wells Fargo Nikko Investment Advisors Limited in London. Mr. Skelton has a Ph.D. in Mathematical Economics and Finance and an M.B.A. degree from the University of Chicago, and was an Assistant Professor of Finance at the University of California at Berkeley, Walter A. Haas School of Business.
Directorships and other memberships:	Mr. Skelton is a trustee of the Woodrow Wilson National Fellowship Foundation. As a result of these and other professional experiences, Mr. Skelton possesses particular knowledge and experience in strategic planning and leadership of complex organizations, as well as expertise in finance, that strengthen the Board’s collective qualifications, skills and experience.
Thomas W. Tusher
Age:	68
Director since:	1997
AMB Board Committees:	Member, Compensation Committee
Recent business and educational experience:	Mr. Tusher was President and Chief Operating Officer of Levi Strauss & Co. from 1984 through 1996, when he retired. Previously, he was President of Levi Strauss International from 1976 to 1984. Mr. Tusher began his career at Levi Strauss in 1969. He was a director of the publicly-held Levi Strauss & Co. from 1978 to 1985, and was named a director of the privately-controlled Levi Strauss & Co. in 1989, a position he held until his retirement at the end of 1996. Prior to joining Levi Strauss & Co., Mr. Tusher was with Colgate Palmolive from 1965 to 1969. Mr. Tusher has a bachelor’s degree from the University of California at Berkeley and an M.B.A. degree from the Graduate School of Business at Stanford University.
Directorships and other memberships:	Mr. Tusher is a director of Amisfield Wine Company in New Zealand. He is a former director of Dash America (Pearl Izumi), Cakebread Cellars, Great Western Financial Corporation and the San Francisco Chamber of Commerce. He is also Chairman Emeritus and a member of the advisory board of the Walter A. Haas School of Business at the University of California at Berkeley. Mr. Tusher is also a director of the World Wildlife Fund, a member of the Board of Trustees of the California Academy of Sciences and a former director of the Stanford Graduate School of Business Advisory Council. As a result of these and other professional experiences, Mr. Tusher possesses particular knowledge and experience in strategic planning and leadership of complex organizations that strengthen the Board’s collective qualifications, skills and experience.

Carl B. Webb
Age:	60
Director since:	2007
AMB Board Committees:	Member, Audit Committee; Member, Nominating and Governance Committee
Recent business and educational experience:	Mr. Webb currently is a Senior Partner of Ford Management, L.P., a Dallas-based private equity firm with a focus on equity investments in financial service firms nationally. In addition, Mr. Webb has served as a consultant to Hunter’s Glen/Ford, Ltd., a private investment partnership, since November 2002. He served as the Co-Chairman of Triad Financial Holdings LLC, a privately held financial services company, from July 2007 to October 2009, and was the interim President and Chief Executive Officer from August 2005 to July 2007.
Previously, Mr. Webb was the President, Chief Operating Officer and director of Golden State Bancorp Inc. and its subsidiary, California Federal Bank, FSB, from September 1994 to November 2002. Prior to his affiliation with California Federal Bank, FSB, Mr. Webb was the President and CEO of First Madison Bank, FSB (from 1993 to 1994) and First Gibraltar Bank, FSB (from 1988 to 1993), as well as President and Director of First National Bank at Lubbock (from 1983 to 1988). Mr. Webb received a Bachelor of Business Administration Degree from West Texas A&M University and a Graduate Banking Degree from Southwestern Graduate School of Banking at Southern Methodist University.
Directorships and other memberships:	Mr. Webb is a director of Hilltop Holdings Inc., a publicly-traded financial services holding company, and M & F Worldwide Corp., a holding company that manages two financial institution services companies and a licorice flavorings manufacturer, where he serves on the audit committee, is a former director of Plum Creek Timber Company, where he served on the audit and compensation committees, and is a former director of Triad Financial SM LLC. As a result of these and other professional experiences, Mr. Webb possesses particular knowledge and experience in strategic planning and the financial and real estate investment trust industries, as well as expertise in finance, that strengthen the Board’s collective qualifications, skills and experience.

Director Qualifications and Skills

Each of the above director nominees were chosen based on their experience, qualifications and skills to serve on our company’s board of directors. The characteristics we assessed, while not exhaustive, include the director’s integrity and accountability, judgment, maturity and supportiveness in working with others, history of high standards, willingness to commit the time and energy needed to satisfy the requirements of board and committee membership, awareness and ongoing education, balance with other commitments, financial literacy, and compliance with our stock ownership guidelines. In addition, each candidate was selected based on his or her talent, skills and experience as discussed in their biographies and how those characteristics supplement the resources and talent on the board, as well as, his or her contribution to the board in a way that can enhance perspective and experiences through diversity in gender, ethnic background, geographic origin and professional experience.

Board Leadership Structure, Corporate Governance and Risk Oversight

We place a high premium on good corporate governance of the company because we believe strong corporate governance is key to strong leadership of the company and that both enhance the value of the company for our stockholders. We have a non-staggered independent board of directors who are elected annually by majority vote. We also currently do not have a stockholder rights plan. In addition, we have opted out of state anti-takeover provisions that are frequently adopted by Maryland corporations. For these and other actions that we have taken to maintain the strong corporate governance of our company, Green Street Advisors, an analyst focusing on real estate investment trusts, ranked AMB as the top real estate investment trust in the area of corporate governance for 2009. Other institutional investor advisors such as RiskMetrics have rated AMB in the 97.5% percentile of real estate companies and the 92.4% percentile of S&P mid-cap companies in the area of corporate governance as of February 2010.

Our company is led by Hamid R. Moghadam, who is one of the three founders of AMB Property Corporation. He has served as our Chief Executive Officer since November 1997 and as our Chairman of the Board since January 2000. Our board of directors is comprised of Mr. Moghadam and the eight independent directors listed above. Our Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating and Governance Committee, and each of their leadership functions and membership are described below. Each of the audit, compensation and nominating and governance committees is comprised solely of independent directors, with each having a separate committee chair.

With respect to our chairman and CEO positions, we currently follow the traditional U.S. board leadership structure where our current CEO also serves as the chairman of the board of directors. We believe that having a combined CEO and chairman position, along with independent chairs for each of our board committees and an independent lead director, provides the best leadership structure for our company. As one of our founders, Mr. Moghadam has extensive knowledge and expertise not only with the real estate and real estate investment trust industry specifically, but he has the most history and knowledge of our company. Our combined CEO/chairman position represents our unified company voice, and works together with our independent committees/chairs and lead director to make the best strategic decisions for our company. In his role as chairman, Mr. Moghadam acts as a facilitator and guide, coordinating the board of director’s affairs. As CEO, he is responsible for implementing the directives of the board and overseeing business operations, among other things. This arrangement provides the board with direct access to management insight into company affairs and better visibility for the overall strategic vision of AMB. We believe this leadership structure puts our company in the best position to navigate the changing economic environment and place the company into a competitive position to provide the value to our stockholders.

Our board of directors has the primary responsibility for overseeing risk management of our company, and our management provides it with a regular report highlighting his assessments and recommendations. Our Audit Committee focuses on oversight of financial risks relating to the company; our Compensation Committee focuses primarily on risks relating to remuneration of our officers and employees; while our Nominating & Governance Committee focuses on reputational and corporate governance risks relating to our company. In addition, the audit committee and board regularly hold discussions with our vice president, risk management, and our executive and other officers regarding the risks that may affect our company. With respect to specific areas affecting our company such as executive compensation policies and practices or corporate governance, our board committees within those areas also consider the risks to the company and advise or take actions accordingly to address significant risks. Please see the section below entitled Board Committees, Memberships and Meetings for more information regarding our board committees.

Board of Directors Meetings and Attendance

Pursuant to the Maryland General Corporation Law and our Bylaws, our business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of our business through discussions with the Chairman of the Board and our officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

During 2009, the Board held six meetings and acted once by unanimous written consent. Each incumbent director attended 75% or more of the total number of meetings of the Board and the committees of the Board on which such director served. Eight of our directors attended the 2009 Annual Meeting of Stockholders. We do not currently have a policy with regard to Board members’ attendance at annual meetings.

The Nominating and Governance Committee selects a lead director from the independent directors with at least one year of service. The lead director’s duties include chairing executive sessions of the independent directors, facilitating communications and resolving conflicts, if any, between the independent directors, other members of the Board and the management of the company, and consulting with and providing counsel to the company’s Chief Executive Officer as needed or requested. Jeffrey L. Skelton served as Lead Director during 2009 and will continue to serve as Lead Director during 2010.

Board Committees, Memberships and Meetings

Our Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating and Governance Committee. The Board of Directors has determined that each member of the Audit, Compensation, and Nominating and Governance Committees is an independent director in accordance with the New York Stock Exchange’s listing standards.

Current committee charters are available on the Investor Relations page of our website http://www.amb.com in the Corporate Governance section, and in print to be sent to any of our stockholders upon request. Requests for such copies should be addressed to: AMB Property Corporation, Pier 1, Bay 1, San Francisco, California 94111, Attn: Investor Relations, telephone (415) 394-9000.

The table below provides current and fiscal year 2009 membership information for each Board committee.

Nominating and
Name	Audit	Compensation	Governance	Executive

Hamid R. Moghadam				X
T. Robert Burke				Chair
David A. Cole		Chair
Lydia H. Kennard			Chair
J. Michael Losh	Chair*
Frederick W. Reid		X	X
Jeffrey L. Skelton	X*			X
Thomas W. Tusher		X
Carl B. Webb	X*		X

*	Designated by the Board as an “audit committee financial expert”.

Audit Committee.  Our Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Our Board of Directors has determined that we have three audit committee financial experts, J. Michael Losh, Jeffrey L. Skelton and Carl B. Webb, serving on our Audit Committee. Our Board has determined that Messrs. Losh, Skelton and Webb are independent as this term is defined by the New York Stock Exchange’s listing standards. Our Board has determined that Mr. Losh’s simultaneous service on the audit committees of more than two other public companies would not impair his ability to effectively serve on the Audit Committee of our Board of Directors. In reaching this determination, the Board considered that Mr. Losh’s substantial ability, experience and expertise in public financial reporting and management while serving as Chief Financial Officer of General Motors, a Fortune 100 company, among other similar positions, significantly benefits the Board and the company. The Board also determined that Mr. Losh’s service on the other companies’ audit committees did not hinder his ability to serve on our Audit Committee as he is currently retired and not serving in an executive officer capacity for another company.

The purposes of the Audit Committee are to (a) assist the Board in the oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) our internal control environment and risk management, including our Code of Business Conduct, and (v) the performance of the independent registered public accounting firm and our internal audit function, and (b) prepare the report of the Audit Committee, which is included in this proxy statement. The Audit Committee held thirteen meetings during 2009.

Compensation Committee.  Our Board of Directors determines the Committee’s membership and has also determined that each of the members of the Compensation Committee meets the experience requirements under the New York Stock Exchange listing standards and our Nominating and Governance and Compensation Committee charters. The function of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of our directors and executive officers. The Compensation Committee operates under a written charter adopted by the Board of Directors, which was last amended on December 7, 2006. The Committee and the Board periodically review and revise the charter. During 2009, the Compensation Committee held seven meetings.

The Compensation Committee has overall responsibility for approving and evaluating our director and employee compensation plans, policies and programs, including our Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended, our Amended and Restated 2002 Stock Option and Incentive Plan, our 401(k) plan, the Amended and Restated AMB Nonqualified Deferred Compensation Plan, the Amended and Restated AMB 2005 Nonqualified Deferred Compensation Plan and any other incentive programs, and recommending to the Board compensation programs for our non-employee directors. For more details regarding director compensation, please see the section entitled “Compensation of Directors” below. With respect to our executive management compensation, the Compensation Committee’s role is to oversee AMB’s compensation plans and policies, annually review and determine all executive officers’ compensation, and administer AMB’s equity incentive plans (including reviewing and approving equity grants to AMB’s executive officers). The Compensation Committee meets at scheduled times during the year, and it also considers and takes action by written consent. The Compensation Committee Chairman reports on committee actions and recommendations at Board meetings. As part of its function, the Compensation Committee has established policies governing the compensation and benefits of all our executives. The Compensation Committee approves the compensation of our executive officers, approves the bonus plan measures and goals, and reviews an annual evaluation of our CEO to determine the CEO’s compensation as well as annual evaluations of our other executives. In addition, the Compensation Committee reviews and makes recommendations concerning proposals by our management with respect to compensation, bonuses, long-term incentive awards, agreements and other benefits and policies respecting such matters for our employees.

The Compensation Committee also directly engages an outside compensation consulting firm, Towers Watson, to assist the committee in its review of compensation for the executive officers. On an annual basis, Towers Watson reviews our executive compensation program with the Compensation Committee and assesses the competitiveness of compensation levels for the executive officers to ensure that their compensation is aligned with AMB’s executive compensation philosophy. Towers Watson provides the Compensation Committee with a compensation analysis of our peer group (as determined by the committee) using information found in current proxy data and values each component of compensation awarded including base salary, bonus, equity awards and perquisites. The Compensation Committee considers this analysis along with company business strategies and objectives when setting annual compensation values for each component of total remuneration for the executives.

The Compensation Committee administers the Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended, and the Amended and Restated 2002 Stock Option and Incentive Plan, under which grants of stock options, share appreciation rights, shares of restricted stock, shares of deferred stock and other awards have been or may be made to our employees, including our executive officers. In order to facilitate the day-to-day management and administration of the Amended and Restated 2002 Stock Option and Incentive Plan, the Compensation Committee also typically authorizes and approves a general grant or award of up to an annual aggregate of 250,000 shares of common stock that may be either incentive stock options, non-qualified stock options or shares of restricted stock to be made available to new employees and officers (excluding Section 16 officers) of the company or its affiliates, and with the identity of the recipients and the number of shares covered by the award to be subsequently determined by our Chairman and Chief Executive Officer (or his two designees), provided that no one individual can receive more than 50,000 shares or options to purchase shares of common stock, and provided further that his designees may not authorize the award of more than 5,000 shares or options to purchase shares of our common stock per individual.

The Compensation Committee also administers the Section 401(k) Savings and Retirement Plan, the Amended and Restated AMB Nonqualified Deferred Compensation Plan and the Amended and Restated AMB 2005

Nonqualified Deferred Compensation Plan. The Compensation Committee formed the following subcommittees to administer the day to day operations of these plans:

•	AMB Property, L.P. Savings and Retirement Plan Committee to administer the 401(k) Savings and Retirement Plan, whose members currently include: the Chief Financial Officer; Senior Vice President, Human Resources; Senior Vice President, General Counsel & Secretary; and Vice President, Human Resources; and

•	Deferred Compensation Committee to administer the Amended and Restated AMB Nonqualified Deferred Compensation Plan and the Amended and Restated AMB 2005 Nonqualified Deferred Compensation Plan, whose members currently include: the Chief Financial Officer; Senior Vice President, General Counsel & Secretary; and Senior Vice President, Human Resources.

Executive Committee.  The Executive Committee has the authority to acquire, dispose of and finance investments for us (including the issuance by AMB Property, L.P. of additional limited partnership units or other equity interests) and approve the execution of contracts and agreements including those related to the borrowing of money by us and generally exercise all other powers of the Board, except as prohibited by law. During 2009, the Executive Committee held one meeting.

Nominating and Governance Committee.  The purposes of the Nominating and Governance Committee are (a) to assist the Board by identifying individuals qualified to become Board members and to recommend to the Board nominees for the next annual meeting of stockholders, (b) to recommend to the Board the corporate governance principles applicable to us, (c) to lead the Board in its annual review of its performance, and (d) to recommend to the Board members and chairpersons of each committee. The Nominating and Governance Committee met twice during 2009.

To identify potential nominees for the Board, the Nominating and Governance Committee first evaluates the current members of the Board willing to continue in service. Current members of the Board are considered for re-nomination, balancing the value of their continued service with that of obtaining new perspectives and in view of our developing needs. If necessary, the Nominating and Governance Committee then solicits ideas for possible candidates from a number of sources, which can include other Board members, senior management, individuals personally known to members of the Board and research. The Nominating and Governance Committee may also retain a third party to assist it in identifying potential nominees, however, the committee has not done so in the past. The Nominating and Governance Committee will also consider nominees to our Board recommended by stockholders with respect to elections to be held at an annual meeting if notice of the nomination is timely delivered in writing to our Corporate Secretary prior to the meeting. To be timely, the notice must be delivered within the time permitted for submission of a director nomination as described under “Deadline for Submitting Director Nominations” in the Q&A section of this proxy statement. The notice must include:

•	information regarding the stockholder making the nomination, including, but not limited to, the name, address, and the number of shares of our stock beneficially owned by the stockholder and any stockholder associated person, and any hedging or similar transaction engaged in by the stockholder or stockholder associated person with respect to our stock;

•	a representation that the stockholder is entitled to vote at the annual meeting at which directors will be elected, and that the stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice;

•	the name and address of the person(s) being nominated and such other information regarding each nominee that would be required in a proxy statement filed pursuant to the U.S. Securities and Exchange Commission’s proxy rules if the person had been nominated for election by the Board of Directors;

•	a description of any arrangements or understandings between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is made;

•	the consent of each such nominee to serve as a director if elected;

•	to facilitate procedures for majority voting for directors, a statement as to whether such person will, if elected, tender his or her resignation from the Board to be effective if not subsequently re-elected by the requisite vote; and

•	to the extent known by the stockholder giving notice, the name and address of any other stockholder giving notice, and the name and address of any other stockholder supporting the nominee for election or re-election as a director.

The Nominating and Governance Committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees. These criteria include the candidate’s skills, experience and personal qualities, as well as the other factors discussed in the Nominating and Governance Committee charter, which are evaluated in the context of the perceived needs of the Board at any given point in time. While the Nominating and Governance Committee does not have a formal policy regarding diversity, the committee does consider diversity of the board in identifying director nominees, including race, gender, geographical diversity, and diversity in experience, professional background, areas of expertise and industries of the candidate. For example, we have three directors with specific experience with the real estate industry, Messrs. Moghadam, Burke and Ms. Kennard; two directors with specific experience in the airline or airport industry, Ms. Kennard and Mr. Reid; and three directors with specific experience in the financial or banking industry with expertise in finance and accounting, Messrs. Losh, Skelton and Webb. In addition, three of our independent directors have served as CEO of other companies, two have served as chairman of the board of other companies, and all are either founders or current or former executives of other public and private companies. We believe that the diverse constituency and experience of the board lends to excellent oversight of the company that best serves our stockholders.

Majority Vote Standard for Election of Directors

Our Bylaws provide that the vote standard for election of directors is a “majority vote of the votes cast” standard in uncontested elections of directors. Accordingly, directors are required to be elected by the majority of votes cast by the shares present in person or represented by proxy with respect to such director in uncontested elections. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes “against” (or, if applicable, withheld from) that director. In a contested election (where a determination is made that the number of director nominees is expected to exceed the number of directors to be elected at a meeting), the vote standard will be a plurality of the votes cast with respect to such director. In the event of a contested election where the plurality vote standard applies, votes cast “for” a director nominee will be counted for such nominee, and votes cast “against” or which “abstain” in respect of a director nominee, will be counted as “withheld” from such nominee.

If a nominee who is serving as a director is not elected by a majority vote at the Annual Meeting, then, under Maryland law, such director would continue to serve as a “holdover director.” Under our Bylaws, any director who fails to be elected by a majority vote shall tender his or her resignation to the Board, subject to acceptance. The Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will then act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. In accordance with our Corporate Governance Principles, if the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualified. The director who tenders his or her resignation will not participate in the Board’s decision. Non-incumbent directors who are not elected at the Annual Meeting would not become directors and would not serve on the Board as a “holdover director.” In 2010, all nominees for the election of directors are currently serving on the Board.

Compensation of Directors

The following table details compensation earned or paid to and equity accrued toward vesting for our independent directors in the year ended December 31, 2009. Our employee director did not receive additional compensation for his service on the Board.

Director Compensation Table

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name	($)	($)(1)(2)(3)	($)(1)(3)(4)	($)(5)	($)

T. Robert Burke	35,000	64,996	65,304	—	165,300
David A. Cole	40,000	64,996	65,304	—	170,300
Lydia H. Kennard	38,000	64,996	65,304	—	168,300
J. Michael Losh	49,500	64,996	65,304	—	179,800
Frederick W. Reid	30,000	64,996	65,304	—	160,300
Jeffrey L. Skelton	52,500	64,996	65,304	—	182,800
Thomas W. Tusher	30,000	64,996	65,304	—	160,300
Carl B. Webb	37,500	64,996	65,304	—	167,800

(1)	These amounts are the full grant date fair value of the awards determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (ASC) Topic 718, Stock Compensation (“ASC 718”), excluding the value of forfeitures.

(2)	As of December 31, 2009, our directors held the following number of shares of our unvested restricted stock and options to purchase shares of our common stock:

	Number of Shares of AMB Unvested	Number of Options to Purchase AMB
	Restricted Stock Held as of	Common Stock Held as of
	December 31,	December 31,
Director	2009	2009

T. Robert Burke	3,670	134,150
David A. Cole	3,670	67,258
Lydia H. Kennard	3,670	56,613
J. Michael Losh	3,670	87,458
Frederick W. Reid	3,670	19,380
Jeffrey L. Skelton	3,670	107,080
Thomas W. Tusher	3,670	129,421
Carl B. Webb	3,670	34,380

All of our restricted stock and option grants to our directors vest annually on the date of the next annual meeting assuming continued service. In addition, certain directors have elected to defer all or a portion of their restricted stock into our nonqualified deferred compensation plan as of the vesting date.

(3)	The fair value of option grant expense reported in the Director Compensation Table was estimated using the Black-Scholes option pricing model with the following assumptions used for grants made in 2009:

	Dividend	Expected	Risk-Free	Expected
Grant Year	Yield	Volatility	Interest Rates	Life

May 2009	6.3%	47.0%	2.9%	8 years

See Part IV, Item 15: Note 16 of the “Notes to Consolidated Financial Statements” in our annual report filed on Form 10-K for the year ended December 31, 2009 for more detailed information regarding these assumptions.

(4)	Dividends were paid on the unvested shares of restricted stock granted to our directors, executive officers and other employees. The value of the dividends is not included in this column because the amounts are factored into the grant date fair value of the award. For 2009, the dividend rate was $1.12 per share and was not preferential. During 2009, each of the directors earned the following dividend amounts on their unvested shares of restricted stock:

2009 Dividends
Paid on
Unvested Shares of
Director	Restricted Stock

T. Robert Burke	$2,482
David A. Cole	$2,482
Lydia H. Kennard	$2,734
J. Michael Losh	$2,482
Frederick W. Reid	$2,734
Jeffrey L. Skelton	$2,482
Thomas W. Tusher	$2,482
Carl B. Webb	$2,734

(5)	The spouses of certain of the directors accompanied such directors to certain business functions and events during the year; however, travel expenses for the spouses were not paid by the company except for miscellaneous incidental expenses. The incremental cost to the company for the costs of such incidental travel and entertainment expenses was less than $10,000 per director; therefore, such amounts are not reflected in this column.

Director Compensation Philosophy

The Board’s overall compensation philosophy in connection with our non-employee directors is to provide a mix of cash and equity-based compensation, with the goal of paying more of such compensation in the form of equity and a smaller portion in cash. The total compensation level for our non-employee directors is targeted at the 50th percentile of general industry companies with market capitalization similar to AMB’s, but within the constraints of the 90th percentile of our peer companies relative to directors at real estate investment trust, or REIT, peers based on an analysis performed by our compensation consultant, Towers Watson. Officers who may also serve as a member of our Board of Directors are not paid any director’s fees nor granted equity as directors in addition to their regular employee compensation.

Cash Retainers for Non-Employee Directors

We compensate our non-employee directors with quarterly retainers for serving on the board and on the Audit Committee, instead of per meeting fees for attending board and committee meetings. We believe that this change in compensation structure for our directors encourages and recognizes the activities of our non-employee directors outside the context of attending meetings, better aligns our directors in performing their oversight function with the interests of the stockholders and helps to foster a long-term focus of our directors on the company.

For 2009, each non-employee director received each of the applicable retainers set forth below for attending Board of Directors and committee meetings and/or serving on the Board, the Audit Committee, as a committee chair or the lead director:

January 1, 2009 — December 31, 2009

Quarterly Retainer for Board:	$7,500
Quarterly Retainer for Audit Committee:	$1,875
Quarterly Retainer for Lead Director:	$3,750
Quarterly Retainer for Committee Chairs:
• Audit Committee	$3,000
• Compensation Committee	$2,500
• Nominating and Governance Committee	$2,000
• Executive Committee	$1,250

Each non-employee director is also reimbursed for reasonable expenses incurred to attend Board and committee meetings and educational or property tour programs.

Director Equity Compensation

Upon initial election to the Board, each non-employee director automatically receives an initial stock option grant under our Amended and Restated 2002 Stock Option and Incentive Plan to purchase 20,000 shares of our common stock. This initial stock option grant fully vests on the date of the next annual meeting of stockholders and has a term of ten years within which it can be exercised.

In addition to the directors’ automatic initial stock option grants, we grant stock options and/or restricted common stock to our non-employee directors on a discretionary basis under our Amended and Restated 2002 Stock Option and Incentive Plan. Such stock option grants are granted at an exercise price equal to the fair market value of our common stock on the date of grant. The Board of Directors determines the amount of stock options and/or restricted stock to be granted to non-employee directors on an annual basis. In making this determination, the Board of Directors considers analyses of our compensation consultant to determine competitive director compensation practices of publicly traded real estate investment trusts and of publicly traded companies in general industry having total market capitalizations comparable to us. We expect that non-employee directors re-elected at each annual meeting of stockholders will be granted additional stock options and/or restricted stock by the Board of Directors.

During 2009, upon re-election, each non-employee director received a subsequent grant of restricted common stock, stock options or any combination of both, at their option, valued in the aggregate at approximately $130,000 (so long as the restricted stock portion equaled at least 60% of the value of their election).

Vote Required

Under the majority vote standard for the election of directors, a majority of the votes cast at a meeting at which a quorum is present, either in person or by proxy, is required for the election of each director nominee (i.e., the number of shares voted “for” a director nominee must exceed the number of votes “against” that director nominee for such nominee to be elected). Under such standard, abstentions and broker “non-votes” are not counted for purposes of the election of directors and do not have any effect on the result of the vote for the election of directors. In the event that there are more nominees than director positions available, the plurality vote standard will apply and a proxy submitted and identifying a vote “against” or abstaining from voting in respect of a director nominee will be cast by the named proxies at the annual meeting as a vote “withheld.”

The Board recommends a vote FOR the election of each of the nine director nominees to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, our Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since May 8, 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire and to respond to appropriate questions from our stockholders.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our stockholders.

Fees Paid to Our Independent Registered Public Accounting Firm

During 2008 and 2009, we retained PricewaterhouseCoopers LLP as our independent registered public accounting firm to provide services in the following categories and amounts:

	Fiscal 2009	Fiscal 2008

Audit Fees(1)	$2,892,150	$3,039,925
Audit-Related Fees(2)	—	173,194
Tax Fees
Tax Compliance and Preparation Services(3)	1,014,284	2,872,675
Tax Services related to One-Time Capital Structure Events(4)	—	1,143,172
General Tax Advice, Planning and Consulting Services(5)	44,568	484,653

Subtotal	1,058,852	4,500,500
All Other Fees(6)	2,000	2,000

Total Fees	$3,953,002	$7,715,619

(1)	Audit Fees include amounts related to professional services rendered in connection with the audits of our annual financial statements and those of our subsidiaries, the reviews of our quarterly financial statements, the audit of our internal control over financial reporting and other services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees include amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements but are not reported under “Audit Fees.” These amounts primarily related to acquisition due diligence and consultations on financial accounting and reporting standards.

(3)	These Tax Fees include amounts for professional services rendered in connection with tax compliance and preparation. These amounts primarily related to the preparation of tax returns, tax refund claims, tax payment planning, REIT tax compliance, financial statement audit opinions and tax provision work (including evaluation of uncertain tax positions), sales and use tax examinations and compliance with other U.S. federal and state, foreign and local tax regulations.

(4)	These Tax Fees include amounts for tax advisory, planning or consulting services for one-time capital structure events, such as the structuring of and assistance with certain proposed acquisitions and dispositions of real properties, joint ventures and related due diligence.

(5)	These Tax Fees include amounts for ongoing tax advisory, planning and consulting services.

(6)	All Other Fees include amounts related to technical research tools.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and is detailed as to the particular services or category of services. The Audit Committee has pre-approved thresholds for smaller projects to be performed by our independent registered public accounting firm and has delegated pre-approval authority to its chair for instances when approval outside of the scope of services previously approved is necessary prior to an Audit Committee meeting. Our independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval authority, and the fees for the services performed to such date. In the years ended December 31, 2009 and 2008, the Audit Committee or its chair approved all of the services provided by and the fees paid to the independent registered public accounting firm under the categories Audit, Audit-Related, Tax and All Other Fees described above prior to the rendering of such services.

The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining their independence, and determined it was so.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, either in person or by proxy, is required to approve this proposal. Abstentions and, if applicable, broker “non-votes” are not counted for purposes of the ratification of the selection of the independent registered public accounting firm and do not have an effect on the result of the vote for this proposal.

The Board recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

The following is a biographical summary of the experience of our executive officers as of March 3, 2010:

Hamid R. Moghadam
Age:	53
Position(s):	Mr. Moghadam has served as our Chief Executive Officer since November 1997, our president under our bylaws and Maryland corporate law since February 2007 and as Chairman of the Board since January 2000.
Biographical information:	Biographical information regarding Mr. Moghadam is set forth under “Proposal 1: Election of Directors — Nominees For Director.”
Thomas S. Olinger
Age:	43
Position(s):	Chief Financial Officer
Biographical information:	Mr. Olinger joined us on February 23, 2007 and became our Chief Financial Officer on March 1, 2007. He currently serves as Chair of our Investment Committee and as an officer or director of a number of our other subsidiaries. From 2002 until February 2007, Mr. Olinger was the vice president and corporate controller of Oracle Corporation, a software and technology company, where he was responsible for global corporate accounting, external reporting, technical accounting, global revenue recognition, Sarbanes-Oxley compliance and finance merger and acquisition integration, among other duties. At Oracle, Mr. Olinger also oversaw global controllership operations in Dublin, Ireland, Bangalore, India, Sydney, Australia and Rocklin, California. Prior to his employment with Oracle, Mr. Olinger was an accountant and partner at Arthur Andersen LLP. At Arthur Andersen, Mr. Olinger served as the lead audit partner on our account from 1999 to 2002. He also worked with a number of other real estate investment trusts in Arthur Andersen’s real estate practice group and technology companies in Arthur Andersen’s software practice group. Mr. Olinger graduated in 1988 from Indiana University with a B.S. degree in finance with distinction.

Guy F. Jaquier
Age:	51
Position(s):	President, Europe & Asia; President, Private Capital
Biographical information:	As of January 1, 2010, Mr. Jaquier became the President, Private Capital in addition to his role as President, Europe and Asia. Mr. Jaquier joined us in June 2000 and served as our Executive Vice President, Chief Investment Officer from June 2000 to December 31, 2005 and our Executive Vice President, Europe & Asia from January 2006 to February 2007. He served as Vice Chairman of AMB Capital Partners, LLC, one of our subsidiaries from January 2001 to December 2005, and currently serves as an officer or director of a number of our other subsidiaries. He also serves as a director of the Runstad Center Advisory Board for the University of Washington real estate program. Mr. Jaquier has over 28 years of experience in real estate finance and investments. Between 1998 and June 2000, Mr. Jaquier served as Senior Investment Officer for real estate at the California Public Employees’ Retirement System, where his responsibilities included managing a $12 billion real estate portfolio. Prior to that, Mr. Jaquier spent 15 years at Lend Lease Real Estate Investments and its predecessor, Equitable Real Estate, where he held various transactions and management positions. He holds a B.S. degree in Building Construction Management from the University of Washington and an M.B.A. degree from the Harvard Graduate School of Business Administration.
Eugene F. Reilly
Age:	48
Position(s):	President, The Americas
Biographical information:	Mr. Reilly joined us in October 2003 and has over 25 years of experience in real estate development, acquisition, disposition, financing and leasing throughout the United States. Prior to joining us, Mr. Reilly served as Chief Investment Officer at Cabot Properties, Inc. Mr. Reilly was a founding partner of Cabot Properties, and his tenure there, including its predecessor companies, spanned from 1992 to 2003. From 1985 to 1992, Mr. Reilly served in a variety of capacities at National Development Corporation, ultimately serving as Senior Vice President. Mr. Reilly holds an A.B. degree in Economics from Harvard College and is a director and Secretary of the National Association of Industrial and Office Parks (NAIOP). He begins service on the national board of directors of NAIOP in 2010, and has previously served on the National Industrial Education Committee of NAIOP, and was a former member of the board of directors of its Massachusetts chapter.
John T. Roberts, Jr.
Age:	46
Position(s):	Former President, Private Capital; Former President of AMB Capital Partners, LLC
Biographical information:	As of March 1, 2010, Mr. Roberts retired from his employment with AMB. He had over 20 years of experience in real estate finance and investment. Mr. Roberts joined us in 1997 and has served in a variety of officer positions in our Capital Markets department and our Private Capital group. Prior to joining us, Mr. Roberts spent six years at Ameritech Pension Trust, where he held the position of Director, Real Estate Investments. His responsibilities included managing a $1.6 billion real estate portfolio and developing and implementing the trust’s real estate program. Prior to that, he worked for Richard Ellis, Inc. and has experience in leasing and sales. Mr. Roberts received a bachelor’s degree from Tulane University in New Orleans and an M.B.A. degree in finance and accounting from the Graduate School of Business at the University of Chicago.

COMPENSATION DISCUSSION AND ANALYSIS

General Overview of AMB Pay Practices

Our compensation program is founded on the principle of pay-for-performance that is tied to long-term stockholder value creation. The objectives of our compensation program are to:

(1) reward and provide incentives for superior corporate, group and individual performance;

(2) attract the best talent available in the marketplace; and

(3) motivate and retain high performing employees.

All of our employees and executives are compensated similarly, with a cash base salary, annual bonus opportunity and potential for long-term equity incentive awards. The annual bonus and long-term equity incentive awards are discretionary. We do not offer different types of compensation packages to different groups within our company, nor do we have employment contracts binding us to pay certain bonus or long-term equity incentive amounts.

As an employee becomes more senior and his/her responsibilities grow broader in scope, an increasingly greater portion of his/her total annual compensation consists of variable bonus and incentive pay compared to the employee’s base salary. In addition, a larger portion of his/her annual compensation is delivered in the form of equity. We believe this compensation structure aligns such employee’s interests with that of our stockholders. Accordingly, as the role of an employee expands within the company, the portion of such employee’s compensation that is at risk also increases.

We monitor and evaluate our pay practices on a regular basis and strive for alignment of our pay practices with our stockholders’ interests for long-term value and growth. Accordingly, we compare our compensation standards against those guidelines set by various investors or institutional investor organizations.

Generally:

•	We do not have employment contracts with our executives nor our U.S.-based employees, thus we do not have multi-year guarantees for salary increases, non-performance based bonuses or equity compensation. Our target and range for bonuses and equity compensation payments are discretionary and based on company, group and individual performance.

•	Our tax reimbursements for executive perquisites, such as for parking and financial planning, are minimal.

•	Our insider trading policy prohibits aggressive or speculative trading.

•	We have not re-priced or replaced any underwater stock options to date, and our equity incentive plan requires that we obtain stockholder approval before any repricings.

•	We have stock ownership and holding guidelines as set forth in the section entitled “Stock Ownership Guidelines” below, and our long-term equity incentive awards generally have a vesting period of 3 to 5 years.

•	We award a mix of full value and equity appreciation awards to our eligible employees.

•	We provide minimal perquisites for former and/or retired executives, the main perquisite being the opportunity for retired executives to buy healthcare coverage. We have not provided extraordinary relocation benefits for our current executives.

•	Our change-in-control payments do not exceed 2 times base salary and bonus, and are paid out only on double-trigger events. Our change-in-control agreements provide for excise tax gross-up payments, but only upon double-trigger events.

•	We do not include additional years of unworked service that pay out significant additional benefits.

Our compensation committee and audit committee monitor our risk management objectives to ensure that our compensation policies and practices do not materially increase our risk profile with respect to incentivizing our employees, and meet to discuss such objectives. In addition, our management provides a quarterly report to the Board regarding how the company is performing compared to our business plan and performance measure objectives.

We award an employee with incentive pay after the end of our fiscal year based on the prior year’s performance. In determining the amount of incentive pay awarded, the Compensation Committee reviews the prior year’s corporate performance and group and individual performance. Corporate performance is determined based on certain pre-established performance objectives aligned with our business plan. Long-term equity incentive awards for our executives are based on our total stockholder return relative to our peers over a three-year period. More detail on the specific corporate performance objectives used in determining 2009 annual bonus and long-term incentive payments follows in the “Executive Compensation Program — Annual Bonus Program” and “— Long-Term Equity Incentive Program” sections below.

Group and individual performance is measured on the basis of quantitative and qualitative performance objectives that gauge a group’s and individual’s contribution to our success. Group performance goals, which are aligned with the business plan, are allocated to each executive by the Chairman and CEO. Group heads and managers then use the business plan and group performance goals to develop individual goals and objectives for the employees in their groups. We strongly believe that, by providing a pay-for-performance compensation program, we establish and maintain a performance and achievement-oriented environment throughout the organization and attract and retain exceptional talent.

The following provides a more detailed analysis of the reasoning utilized in our decision-making on executive compensation-related matters.

Executive Compensation Program

Consistent with our compensation philosophy and program for all employees, our executive compensation program offers three main elements of compensation:

•	Base salary,

•	Annual bonus, and

•	Long-term equity incentive awards.

In determining base salary amounts and annual bonus and long-term equity incentive award ranges and targets for our executives, the Compensation Committee uses the following tools, from time to time, to assist in its determinations:

•	Compensation tally sheets, and

•	Benchmarking data.

Compensation Tally Sheets.  Management prepares tally sheets for each executive detailing compensation components for Compensation Committee review when setting and/or awarding compensation. The information contained on the tally sheets for each executive includes the prior year’s base salary, actual and target bonus, and actual and target long-term equity incentive award amounts. In addition, a comparison is made between the prior year’s total remuneration and target remuneration for the current compensation year. The target compensation for a current compensation year is based on benchmarking data.

Benchmarking Data.  The current executive compensation program targets cash compensation (base salary and annual bonus) at the 50th percentile of compensation for executive officers in our peer group (plus a 10% geographical adjustment) and total remuneration (base salary, annual bonus and long-term equity incentives) at approximately the 60th percentile of compensation for executive officers in our peer group. Our peer group is established by the Compensation Committee and currently consists of companies that comprise the Cohen & Steers Realty Majors, which we believe is the most appropriate peer group because it consists of major publicly traded real estate companies. Generally, in determining each component of target compensation, we benchmark our top executives with the named executive officers of the companies in our peer group. With respect to our long-term equity incentive program, we use the methodology described below in the respective long-term equity incentive section.

In 2009, the Compensation Committee reviewed an analysis comparing the company’s total remuneration paid to our executives over the last three years to our peer group’s total remuneration paid to their executives over the last three years against each company’s corresponding three-year total stockholder return. This analysis helped us to gauge pay versus performance levels and to confirm consistency of our executive compensation program with our pay-for-performance philosophy.

Role of Compensation Consultant.  The Compensation Committee has retained Towers Watson as its independent compensation consultant to assist with the formulation and administration of the executive compensation program at the company. Towers Watson does not provide any other services to the company. On an annual basis, Towers Watson reviews the executive compensation program with the Compensation Committee and assesses the competitiveness of compensation levels for the executive officers to ensure that the compensation is aligned with AMB’s executive compensation philosophy. Towers Watson provides the Compensation Committee with a compensation analysis of our peer group using information found in current proxy data and values each component of compensation awarded including base salary, bonus, equity awards and perquisites. Towers Watson also shares with the Compensation Committee its observations on competitive market trends. The Compensation Committee considers this analysis along with company business strategies, objectives and financial condition when setting annual compensation values for each component of total remuneration for the executives.

Other compensation components.  We also offer a limited amount of perquisite benefits to our executives, as well as the opportunity to participate in health, welfare and benefit programs generally available to our employees. In addition, along with our other U.S.-based officers, we offer executives the opportunity to participate in our nonqualified deferred compensation program. We also provide certain benefits upon termination of an executive’s employment in the event of death, disability or change in control of the company under change in control and non-competition agreements, which are discussed more fully under “Executive Compensation — Change in Control and Noncompetition Agreements” below.

Base Salary

Base salaries for our executives are intended to be competitive in the market for the scope and responsibilities of the jobs performed and are targeted at the median level of compensation in the market for similar positions. The base salaries for our executive officers are reviewed annually by the Compensation Committee and adjustments may be made based on the executive’s experience, responsibilities, individual performance and company affordability.

In comparison with total compensation for our non-executive officers and other employees, base salaries for our executives comprise a smaller portion of our executives’ total compensation. In 2009, the base salary of our executives as a percentage of total target compensation (including base salary, target annual bonus and target long-term equity incentive amount) ranged from 14.9% to 24.3% of total target compensation.

Annual Bonus Program

Our annual bonus program is a formal, organization-wide incentive program that is intended to encourage teamwork and innovation, focus attention on specific business objectives and award the achievement of these objectives. It is intended to provide incentives to create value for our stockholders and to establish and maintain a performance and achievement-oriented environment throughout the organization. Each executive has an opportunity to earn higher bonuses for outstanding performance and, conversely, each executive is penalized for below target performance. The annual bonus is discretionary.

Executives are eligible to receive an annual bonus calculated as a percentage of their base salary. Annual bonuses provide executives with the opportunity to earn cash compensation in excess of their annual target compensation level, but only in the event that corporate, group and individual goals have been exceeded. Conversely, if corporate, group and individual performance do not meet the pre-established objectives, annual bonuses may be reduced below the target level. In determining an annual bonus where performance does not meet the pre-established objectives, the Compensation Committee looks at whether corporate goals were met, whether the group or individual performance goals were met, and for any goals not met, the discrepancy between the actual performance achievement and the goal.

The annual bonuses for executives are weighted between corporate, group and individual performance objectives. The following table provides the target bonus percentages and weightings for executive management for 2009:

Weighting
	Corporate v. Group/	Bonus as a% of
	Individual	Base Salary
Position	Performance	(Minimum-Target-Maximum)

Chairman and CEO	80% v. 20%	0% - 150% - 300%
President, Europe & Asia	60% v. 40%	0% - 125% - 250%
President, The Americas	60% v. 40%	0% - 125% - 250%
President, Private Capital	60% v. 40%	0% - 125% - 250%
Chief Financial Officer	50% v. 50%	0% - 100% - 200%

We set performance targets based on historical and projected results, market expectations and peer performance, as well as key business priorities. In establishing the targets for measuring performance the Compensation Committee assesses the difficulty of achieving each target. The Compensation Committee attempts to ensure that the targets are motivational and that they inspire the participants to exceed their goals. Over the last five years, the company has performed below target in two years and exceeded target in three years.

The Compensation Committee approved the measurement of the company’s performance on the following four key performance measures and targets derived from our 2009 business plan.

Performance Measure	Weighting

Core Adjusted FFO per share(1)	40%
Deleveraging Strategies	30%
G&A Cost Reduction	15%
Private Capital	15%

100%

(1)	We assigned more weight to the Core Adjusted FFO (funds from operations) performance measure relative to the other performance measures as we believe Core Adjusted FFO provides the best assessment of our operating performance for the company as a whole for compensation purposes, among others. Core Adjusted FFO is a non-GAAP financial measure which we use as a supplemental measure of operating performance that excludes historical cost depreciation and amortization, impairment and restructuring charges, debt extinguishment losses, equity investment decisions and strategies, and development gains, among other items, from net income as defined by GAAP, generally accepted accounting principles.

2009 Performance.

We exceeded our goal for our deleveraging strategies and general & administrative cost reduction performance measures; however, we ended our year below plan with respect to our other two performance measures.

At the end of 2009, our Chairman and CEO assessed our achievements compared to the 2009 business plan as well as our achievement of our three business priorities to strengthen our balance sheet, reduce costs and position AMB to lead the industrial real estate sector. Based upon the achievement of these goals, the Chairman recommended to the Compensation Committee, and the Compensation Committee approved a corporate performance rating slightly below target. The corporate performance rating determined the size of the company’s bonus pool and that rating was use to calculate the corporate performance portion of the executives’ bonus payment.

The Compensation Committee evaluates the individual performance of the Chairman and CEO and determines his annual bonus. The Chairman and CEO does not participate in or influence the decisions of the Compensation

Committee with respect to his annual bonus. Based on recommendations by the Chairman and CEO, the Compensation Committee determines the annual bonus of the other executive officers. At the direction of the Compensation Committee, Towers Watson reviews the bonus calculations for the executive officers and confirms that the bonuses have been calculated in accordance with the terms and conditions of the annual bonus program and to ensure compliance with the philosophy of the executive compensation program.

Our executives may choose to receive all or a portion of their annual bonuses in cash, shares of restricted stock (valued at 125% of the cash bonus, with three-year vesting), stock options (valued at 150% of the cash bonus, with three-year vesting on the portion attributable to the value above 100% of the cash bonus and vesting on the portion attributable to the 100% value of the cash bonus within one year), or any combination of the foregoing, subject to certain limits with respect to the equity awards. In 2009, we set the limit so that no more than a total of 800,000 shares could be distributed under the bonus exchange program and no individual could receive more than 400,000 shares. While this program may result in additional compensation for our executives, it gives our executives an opportunity to increase their ownership in the company by exchanging their cash compensation for equity. This program further aligns the interests of our executives with the interests of our stockholders and increases the likelihood of retention of our executives through the vesting periods.

Long-Term Equity Incentive Program

The long-term equity incentive program is intended to provide our executives with incentives to maximize our long-term performance and to promote the interests of our stockholders by providing the opportunity for our executives to receive additional grants of stock options, restricted stock or other equity-based awards upon approval of the Compensation Committee. Consequently, long-term equity comprises a significant portion of total compensation for our executives.

In determining whether to award executive officers any long-term equity incentive grants for the prior year’s performance, the Compensation Committee reviews and analyzes the company’s three-year total stockholder return (TSR) relative to a peer group comprised of 60% of the Cohen & Steers Realty Majors and 40% of our four other industrial real estate peers. In addition, the Compensation Committee considers each executive’s individual performance and may in its discretion modify such long-term equity incentive awards by reducing or increasing the final awards based on group and/or individual performance.

The Compensation Committee has set the following measures to determine the value of the long-term equity incentive awards:

Performance Measure	Weighting

Exceed Target	Greater than 200 bps above the weighted three-year average TSR of the combined peer group
Target	Within 200 bps of the weighted three-year average TSR of the combined peer group
Below Target	Greater than 200 bps below the weighted three-year average TSR of the combined peer group

2009 Performance.  For the three-year period ended December 31, 2009, our peer group three-year weighted average total stockholder return was -20.49%. Our total stockholder return for such three-year period of -21.00% was 51 basis points below the peer group weighted average. Therefore our performance was considered to be target as our total stockholder return was within the 200 bps range.

The Compensation Committee evaluates the individual performance of the Chairman and CEO and determines his long-term equity award. The Chairman and CEO does not participate in or influence the decisions of the Compensation Committee with respect to the Chairman and CEO’s long-term equity award. Based on recommendations by the Chairman and CEO, the Compensation Committee determines the value of the long-term equity awards of the other executive officers. At the direction of the Compensation Committee, Towers Watson reviews the value of the long-term equity awards for the Chairman and CEO and other executive officers to ensure compliance with the philosophy of the executive compensation program.

Members of executive management receiving a long-term equity incentive award may choose to receive stock options, restricted stock or a combination of both with the restriction that no more than 40% of the award is in the form of stock options. All shares of restricted stock granted with respect to the long-term equity incentive program generally vest over a period of four or five years, at a rate of one-fourth or one-fifth of such grant, respectively, on January 1st or February 1st of each year, thereby encouraging the retention of our executives. Stock options awarded under the long-term equity incentive program are granted with an exercise price set at the fair market value of our common stock on the date of the grant and generally vest over a period of three years, at a rate of one-third of such grant, on January 1st or February 1st and each option has a term of ten years, thereby encouraging the retention of our executives. Stock option grants will only be of value to our executives if our stock price increases over time. The Compensation Committee uses the Black-Scholes model to calculate the number of underlying shares of stock in a stock option grant that an individual would receive under either the annual bonus and/or long-term equity incentive program.

2009 Chairman and Chief Executive Officer and Other Named Executive Officers’ Compensation

Our Named Executive Officers for 2009 are Mr. Moghadam, our Chairman and CEO, Mr. Olinger, our Chief Financial Officer, and Messrs. Jaquier, Reilly and Roberts. Our Named Executive Officers’ compensation for 2009 was determined using the framework discussed under “AMB Pay Practices, General Overview” and “Executive Compensation Program” above. Specifically, to determine the executives’ annual bonuses, the Compensation Committee evaluated their performance measured against our 2009 business plan, their achievement of individual pre-established goals, as well as achievements resulting from unanticipated business activities during the year, and relative pay versus that of our peer companies’ similarly held positions.

Specifically, the Compensation Committee considered the following achievements for the year:

•	Deleveraging Strategies: We ended 2009 with a strong balance sheet. In the first quarter of 2009, we successfully executed an equity offering raising approximately $575 million. We completed property dispositions and contributions totaling $763 million, with a stabilized capitalization rate of 6.8%. We completed more than $2.7 billion of debt repayments, repurchases and extensions. As of December 31, 2009, the company’s liquidity was $1.4 billion, consisting of $1.2 billion of availability on our lines of credit and more than $200 million of cash. The company’s share of total debt to share of total assets was considered one of the best liquidity profiles in the REIT industry according to Credit Sights, Inc.

•	Cost Structure Reduction: Through downsizing personnel and streamlining and/or eliminating unnecessary work processes we achieved approximately $60 million in cost savings on an annual runrate basis, or about one-third of our total overhead.

•	Operations: We leased a record 29 million square feet in our operating portfolio during 2009. In our development portfolio, we reduced vacancy by approximately 4.9 million square feet. Our occupancy at year end was 91.2%. Same store net operating income, without the effects of lease termination fees, decreased 4.5% for the full year from comparable periods, driven primarily by lower than average same store occupancies. Average rent change on renewals and rollovers in our operating portfolio decreased 6.9 percent.

•	Private Capital: Our portfolio managers communicated effectively with our private investors throughout the year and regularly informed our investors on the performance of their portfolios. They effectively managed the investor queue, and several investors rescinded earlier redemption requests.

We successfully executed and resolved the near-term priorities we identified in early in 2009 which positions us to take advantage of emerging opportunities in 2010. Based on these results the Named Executive Officers were awarded bonuses and long term incentive awards as detailed in the Total Remuneration table on page 32.

The Summary Compensation Table on page 34 details total annual compensation for each of our Named Executive Officers as required by applicable securities rules and regulations. The value of the stock option and restricted stock awards as reported in the Summary Compensation Table for each of 2009, 2008 and 2007 reflects the awards granted in each of those years for the prior year’s performance, but the reported value does not reflect the actual value earned by our Named Executive Officers for performance in those years. As such, the Summary

Compensation Table does not report the total compensation earned by our Named Executive Officers for performance in 2009, 2008 and 2007.

2009 Annual Salary and Incentive Compensation

The following chart provides a detailed description of the total salary and incentive compensation paid to our Named Executive Officers, which includes base salary, annual bonus and long-term equity incentive awards for performance in 2009. The compensation discussed in this Compensation Discussion and Analysis section differs from that disclosed in the Summary Compensation Table because:

(i) We include, for 2009 performance:

•	The total value of the bonus amount after any exchange into equity as part of our annual bonus exchange program on the grant date; and

•	the total value of long-term equity incentive awards on the grant date.

(ii) We do not include the value of equity awards actually granted in 2009, for 2008 performance.

				Total Salary
	Annual		Long-Term	and Incentive
Executive	Base Salary	Annual Bonus(6)	Incentive Value(6)	Compensation

Hamid R. Moghadam,	$613,250	After Bonus Exchange: $1,754,228	$2,500,000	$4,867,478
Chairman and Chief Executive Officer(1)		Actual: $1,200,000
Thomas S. Olinger,	$368,250	Actual: $383,000	$870,000	$1,621,250
Chief Financial Officer(2)
Guy F. Jaquier,	$390,250	Actual: $486,000	$1,600,000	$2,476,250
President, Europe and Asia(3)
Eugene F. Reilly,	$390,250	Actual: $530,000	$1,600,000	$2,520,250
President, The Americas(4)
John T. Roberts, Jr.	$390,250	Actual: $419,000	$1,333,333	$2,142,583
Former President, Private Capital(5)

(1)	Mr. Moghadam elected to receive his entire annual bonus in equity. He was awarded 10,331 shares of restricted stock which included a 25% exchange premium equal to 2,066 shares, which vests over three years. He also received 270,000 stock options which included a 50% premium equal to 90,000 stock options with 180,000 stock options vesting through January 1, 2011 and the remaining 90,000 stock options which vest over three years. Mr. Moghadam’s long-term incentive award included 67,750 shares of restricted stock, which vests over four years, and 176,991 stock options, which vest over three years.

(2)	Mr. Olinger’s long-term incentive award included 33,401 shares of restricted stock, which vests over four years, and 23,097 stock options, which vest over three years.

(3)	Mr. Jaquier’s long-term incentive award included 43,360 shares of restricted stock, which vest over four years, and 113,274 stock options, which vest over three years.

(4)	Mr. Reilly’s long-term incentive award included 72,267 shares of restricted stock, which vest over four years.

(5)	Per the terms of the separation agreement, Mr. Roberts received a long-term incentive award as a cash payment.

(6)	The amounts included for the bonus exchange value listed above for participating officers are based on the closing sales price of our common stock on the date the bonuses and shares were awarded with respect to 2009 performance, February 11, 2010, $22.14 per share.

The number of options granted with respect to bonus exchange and long-term equity incentive awards to our Named Executive Officers was based on the Black-Scholes value on the date of grant, which was calculated utilizing the following assumptions:

•	Market price on date of grant;

•	Exercise price — same as market price on date of grant;

•	Assume average outstanding term of six years (While stock options have a term of ten years, we assume a shorter term to reflect the historical forecasted average length of time that our executive officers hold the options until exercise);

•	Risk-free rate, six-year interpolated US Treasury;

•	Volatility — ten-year historical volatility; and

•	Dividend rate — annual dividend of $1.12.

The Company cautions that the actual amount ultimately realized by a Named Executive Officer from the disclosed equity awards under both the bonus exchange and long-term equity incentive award columns may vary based on various factors, including stock price fluctuations, differences from the valuation assumptions used, the timing of exercise or applicable vesting and our operating performance.

2009 Perquisites and Other Compensation

Each executive officer is provided company-paid parking. Executive officers also are eligible to receive financial planning assistance. Each executive is required to pay 30% of the financial planning fee. AMB’s health care, insurance and other welfare programs are the same for all eligible employees. AMB has no outstanding loans to its executive officers, and since our initial public offering in 1997, has not made any loans to its executive officers. In addition, we will continue to comply with federal laws enacted in 2002 which prohibit the company from making any new loans to its executive officers.

The table below provides a more detailed description of the value of each perquisite or other compensation component earned by each executive in 2009.

				Other Compensation
				Dividends on			Tax Gross
	Perquisites			Unvested	401(k)		up on
	Financial			Restricted	Company	Life	Financial
Executive	Planning	Parking	Subtotal	Stock	Match	Insurance	Planning	Subtotal	Total

Hamid R. Moghadam	$39,550	$5,040	$44,590	$149,526	$7,350	$576	$22,911	$180,363	$224,953
Thomas S. Olinger	$8,665	$2,160	$10,825	$28,683	$7,350	$576	$5,020	$41,629	$52,454
Guy A. Jaquier	$8,665	$2,160	$10,825	$60,698	$7,350	$576	$5,020	$73,644	$84,469
Eugene F. Reilly	$8,330	$3,480	$11,810	$62,137	$7,350	$576	$3,051	$73,114	$84,924
John T. Roberts, Jr.	$8,665	$2,160	$10,825	$49,573	$7,350	$576	$5,020	$62,519	$73,344

The company does not provide to any of its employees, including the Chairman and CEO and other executives, with any of the following: severance plans other than the change in control and non-competition agreements described in this proxy statement, or supplemental retirement benefits other than our non-qualified deferred compensation plans.

2009 Total Remuneration

The following chart shows the total remuneration for our Named Executive Officers awarded for 2009 performance, and details the amount awarded for the following components of remuneration: (i) Salary and incentive compensation; (ii) perquisites; and (iii) other compensation.

	Salary and
	Incentive		Other	Total
Executive	Compensation	Perquisites	Compensation	Remuneration

Hamid R. Moghadam	$4,867,478	$44,590	$180,363	$5,092,431
Thomas S. Olinger	$1,621,250	$10,825	$41,629	$1,673,704
Guy A. Jaquier	$2,476,250	$10,825	$73,644	$2,560,719
Eugene F. Reilly	$2,520,250	$11,810	$73,114	$2,605,174
John T. Roberts, Jr.	$2,142,583	$10,825	$62,519	$2,215,927

Impact of Accounting and Tax Treatment

In designing our executive compensation program, we consider the tax treatment of compensation paid to our executive officers, including bonuses and long-term equity incentive awards, while also seeking to appropriately reward our executives for their performance. Section 162(m) of the Internal Revenue Code limits the tax deduction for compensation paid to the chief executive officer and any of the three most highly compensated executive officers, other than the Chief Financial Officer, employed by publicly held corporations at fiscal year-end to $1.0 million per year, subject to certain performance, disclosure and stockholder requirements. Grants of stock options and restricted stock under the Amended and Restated 2002 Stock Option and Incentive Plan, are intended to qualify as performance based compensation, which is not subject to the Section 162(m) deduction limitation. The Compensation Committee presently intends that, so long as it is consistent with our overall compensation objectives and, to the extent reasonable, all executive compensation will be deductible for federal income tax purposes and, for the year ended December 31, 2009, there were no exceptions. The Compensation Committee, however, may design programs that recognize a full range of performance criteria important to our success, even where compensation payable under such programs may not be deductible. Because we intend to qualify as a real estate investment trust under the Internal Revenue Code, we generally distribute at least 100% of our net taxable income each year and therefore do not pay U.S. federal income tax. As a result, and based on the level of cash compensation paid to our executive officers, the possible loss of a federal tax deduction would not be expected to have a material impact on us.

In addition, we have also structured our executive compensation program with the intention that it complies with Section 409A of the Internal Revenue Code, which may impose additional taxes on our executive officers for certain compensatory arrangements that provide for the payment of deferred compensation which is not in compliance with Section 409A.

Accounting considerations also play a role in the design of our executive compensation program, in particular, ASC 718. Currently, we expense our base salary in the year it is earned. We also expense our annual bonus cash compensation in the year it is earned. In accordance with ASC 718, we expense our stock option and restricted stock grants awarded as part of our annual bonus exchange program and long-term equity incentive program over the vesting period of such grants.

Stock Option Grant Timing Practices

We award grants of stock options, restricted stock or deferred stock to certain employees: when such employees begin employment; when an employee is promoted to the officer level; when an officer exchanges his/her annual cash bonus into equity; and as an award under the long-term equity incentive program. The majority of our equity awards in any year are made in conjunction with our annual bonuses, generally, sometime in February or March. Awards with respect to new employees and promotions are generally made each Friday after the close of the market. New executive grants are approved by the Compensation Committee and made on the first day of employment. Our fiscal year earnings results are generally announced at the end of January, and we do not time the February or March meeting to coincide with the announcement of any other material non-public information. All stock option awards have an exercise price equal to the closing sales price of such stock on the date of grant.

Prior to calendar year end, as part of our annual bonus exchange program, our executives and certain other officers elect whether to receive a portion of their current year bonus in stock option grants or restricted stock grants to be awarded in February or March of the following year. Stock options awarded as a result of the executives’ or officers’ participation in the annual bonus exchange program or under the long-term equity incentive program are approved and granted by the Compensation Committee on the day the Compensation Committee meets, and thus the exercise price is the closing sales price of our common stock on that day. Annual long-term equity grants are also awarded to eligible officers and non-officer employees at the same meeting. These stock option grant timing practices are applied consistently to executive officers and our other employees.

Stock Ownership Guidelines

Because the Board of Directors of the company believes strongly in linking the interests of our non-employee directors, senior officers and stockholders, the Board has established stock ownership guidelines for our non-employee directors and senior officers. The ownership guidelines specify a number of shares and/or partnership units that AMB’s non-employee directors and U.S.-based senior officers (Senior Vice Presidents and above) must accumulate and hold, which may include the value attributed to unvested shares of restricted stock. Non-employee directors are expected to own or acquire, by the later of September 2007 or three years of first becoming a director, shares having a market value of at least $175,000. Senior officers are expected to own or acquire a certain amount of shares or limited partnership units of AMB Property, L.P. by the later of September 2010 or five years after the officer’s appointment to a senior position. The specific share and unit requirements for senior officers are based on the equity market value of a multiple of annual base salary compensation, with the higher multiples applying to executive officers having the highest levels of responsibility. Our Chairman and CEO is expected to hold shares and/or units worth at least five times his base salary; other executive officers are expected to hold shares and/or units worth at least three times their base salary; and our senior vice presidents are expected to hold shares and/or units worth at least one time their base salary. Compliance with the guidelines is monitored by our human resources department.

Summary

We believe the compensation programs for our executive officers are reasonable and are competitive with compensation programs provided to similarly situated officers at our peer companies. We believe the annual bonus and equity incentive payments made to the executive officers named in the Summary Compensation Table in respect of the year 2009 are appropriate and commensurate with our 2009 financial and strategic performance and their individual achievements during the year. We believe the long-term equity incentive opportunities provided to our executive officers, in the form of stock options and restricted stock, are also appropriate and are awarded in a manner consistent with our philosophy of aligning our executives’ interests with that of our stockholders for long-term value and growth.

EXECUTIVE COMPENSATION

The following table sets forth, for the year ended December 31, 2009, the annual base salary, bonus, long-term equity incentive awards and other compensation earned by or granted with respect to our Named Executive Officers during 2009.

Summary Compensation Table

									All Other
		Salary	Bonus		Stock Awards		Option Awards		Compensation		Total
Name and Principal Position	Year	($)	($)(1)		($)(2)(3)(4)		($)(2)(5)(6)		($)(4)		($)

Hamid R. Moghadam	2009	613,250	1,200,000	(7)	854,538	(7)	1,230,505	(7)	224,953	(8)	4,123,246
Chairman and Chief Executive	2008	657,750	570,000	(7)	4,984,930	(7)	—		474,238	(8)	6,686,918
Officer	2007	640,500	1,640,000	(7)	3,937,956	(7)	—		392,293	(8)	6,610,749
Thomas S. Olinger	2009	368,250	383,000		269,987	(9)	181,158	(9)	52,454	(8)	1,254,849
Chief Financial Officer	2008	378,000	325,000	(9)	767,434	(9)	189,126	(9)	67,293	(8)	1,726,853
	2007	289,947 (9)	460,000	(9)	584,300	(9)	—		35,322	(8)	1,369,569
Guy F. Jaquier	2009	390,250	486,000		474,989	(10)	670,092	(10)	84,469	(8)	2,105,800
President, Europe & Asia	2008	440,500	400,000	(10)	1,666,714	(10)	349,430	(10)	149,616	(8)	3,006,260
	2007	400,250	860,000	(10)	1,106,142	(10)	174,990	(10)	117,607	(8)	2,658,989
Eugene F. Reilly	2009	390,250	530,000		474,989	(11)	670,092	(11)	84,924	(8)	2,150,255
President, The Americas	2008	440,500	400,000	(11)	1,747,461	(11)	—		127,708	(8)	2,715,669
	2007	400,250	860,000	(11)	824,970	(11)	—		96,290	(8)	2,181,510
John T. Roberts, Jr.	2009	390,250	419,000	(12)	304,645	(12)	1,118,125	(12)	73,344	(8)	2,305,364
President, Private Capital	2008	440,500	260,000	(12)	1,392,196	(12)	—		149,461	(8)	2,242,157
	2007	400,250	715,300	(12)	759,955	(12)	—		135,321	(8)	2,010,826

(1)	The Compensation Committee of the Board of Directors determined the amount of any such bonus. The bonuses for 2007 performance were paid in 2008, the bonuses for 2008 were paid in 2009, and the bonuses for 2009 were paid in 2010. At the option of the Named Executive Officer, the officer may receive his bonus in any combination of cash, restricted shares of our common stock (valued at 125% of the cash bonus, with a three-year vesting period) or options to purchase shares of our common stock (valued at 150% of the cash bonus in

2009, 2008, and 2007 based on our Black-Scholes value, with a three-year vesting period on options in excess of the 100% cash bonus value, and for 2009, vesting within one year and for 2008 and 2007, immediate vesting of the remainder).

(2)	These amounts are the full grant date fair value of the awards determined in accordance with ASC 718, excluding the value of forfeitures.

(3)	Dividends will be paid on the restricted stock granted to our directors, executive officers and other employees. These dividends were not preferential. All of our restricted stock grants vest annually in either three, four or five installments assuming continued employment.

(4)	During 2009, 2008, and 2007, our Named Executive Officers earned dividends on their shares of unvested restricted stock, and held the number of shares of restricted stock as of December 31, 2009, as follows:

			Shares of Unvested
		Aggregate Dividends	Restricted Stock
		Paid on	Held at
	Fiscal	Unvested	December 31,
Executive	Year	Restricted Stock ($)	2009 (#)

Hamid R. Moghadam	2009	149,526	178,007
	2008	410,136
	2007	327,808
Thomas S. Olinger	2009	28,683	34,147
	2008	42,033
	2007	15,000
Guy F. Jaquier	2009	60,698	72,259
	2008	127,015
	2007	93,030
Eugene F. Reilly	2009	62,137	73,973
	2008	116,817
	2007	71,822
John T. Roberts, Jr.	2009	49,573	59,016
	2008	126,860
	2007	110,744

(5)	In accordance with ASC 718, we value stock options using the Black-Scholes option-pricing model and recognize this value as an expense over the vesting period of the options.

The fair value of option grant expense reported in the Summary Compensation Table was estimated using the Black-Scholes option pricing model with the following assumptions used for grants made in 2009, 2008 and 2007:

	Dividend	Expected	Risk-free
Grant Year	Yield	Volatility	Interest Rates	Expected Life

2009	7.0%	42.2%	2.2%	7 years
2008	4.1%	28.7%	2.8%	5 years
2007	3.1%	18.9%	4.7%	6 years

See Part IV, Item 15: Note 11 of the “Notes to Consolidated Financial Statements” in our annual report filed on Form 10-K for the year ended December 31, 2007, Part IV, Item 15: Note 12 of the “Notes to Consolidated Financial Statements” in our annual report filed on Form 10-K for the year ended December 31, 2008, and Part IV, Item 15: Note 16 of the “Notes to Consolidated Financial Statements” in our annual report filed on Form 10-K for the year ended December 31, 2009 for more detailed information regarding these assumptions.

(6)	Based on 2007 to 2009 performance, certain Named Executive Officers received options to purchase shares of our common stock February 21, 2008, February 10, 2009 and February 11, 2010 either as part of our annual bonus exchange program or our long-term equity incentive award program. All long-term incentive award options become exercisable in three annual installments; a portion of bonus exchange options representing 100% of the base bonus amount vest immediately; and bonus exchange options representing 50% of the base bonus amount vest in three annual installments. All such options have a term of not more than 10 years. All option exercise prices are equal to the fair market value of our common stock on the date of grant.

(7)	For performance in 2009, Mr. Moghadam was awarded a bonus of $1,200,000. In lieu of receiving his 2009 bonus in cash, Mr. Moghadam received a grant of 10,331 restricted shares of our common stock, which vests over three years, a grant of 180,000 options to purchase shares of our common stock, which vests within one year, and 90,000 options to purchase shares of our common stock, which vests over three years. In addition, Mr. Moghadam received a performance grant of 67,750 restricted shares of our common stock which vests over four years, and a performance option to purchase up to 176,991 shares of our common stock, which vests over three years.

For performance in 2008, Mr. Moghadam was awarded a bonus of $570,000. In lieu of receiving his 2008 bonus entirely in cash, Mr. Moghadam received $170,359 in cash, a grant of 6,567 restricted shares of our common stock, which vests over three years, a grant of 100,000 options to purchase shares of our common stock, which vested immediately, and 50,000 options to purchase shares of our common stock, which vests over three years. In addition, Mr. Moghadam received a performance grant of 47,100 restricted shares of our common stock which vests over four years, and a performance option to purchase up to 237,341 shares of our common stock, which vests over three years.

For performance in 2007, Mr. Moghadam was awarded a bonus of $1,640,000. In lieu of receiving his 2007 bonus in cash, Mr. Moghadam received a grant of 42,042 restricted shares of our common stock, which vests over three years. In addition, Mr. Moghadam received a performance grant of 60,192 restricted shares of our common stock which vests over four years.

(8)	The Named Executive Officers received reimbursements during each fiscal year for parking, financial planning services, life insurance premiums and the payment of taxes with respect to financial planning services, which is reflected in this column, as follows:

		Financial
	Fiscal Year	Planning		Tax Gross-	Life Insurance	401(k)
Executive	Earned	Services ($)	Parking ($)	Up ($)	Premium ($)	Match ($)

Hamid R. Moghadam	2009	39,550	5,040	22,911	576	7,350
	2008	37,500	5,160	20,866	576	—
	2007	36,050	7,800	20,059	576	—
Thomas S. Olinger	2009	8,665	2,160	5,020	576	7,350
	2008	8,111	5,160	4,513	576	6,900
	2007	7,025	3,600	3,909	480	5,308
Guy F. Jaquier	2009	8,665	2,160	5,020	576	7,350
	2008	8,330	2,160	4,635	576	6,900
	2007	8,000	4,800	4,451	576	6,750
Eugene F. Reilly	2009	8,330	3,480	3,051	576	7,350
	2008	—	3,415	—	576	6,900
	2007	8,000	5,420	3,722	576	6,750
John T. Roberts, Jr.	2009	8,665	2,160	5,020	576	7,350
	2008	8,330	2,160	4,635	576	6,900
	2007	8,000	4,800	4,451	576	6,750

In addition, dividends paid on unvested restricted stock for each Named Executive Officer paid in 2009, 2008, and 2007 are reflected in this column. See footnote (4) above for details on individual amounts paid. The spouses of certain of the Named Executive Officers accompanied such executive officers to certain business functions and events during the year; however, travel expenses for the spouses were not paid by the company except for miscellaneous incidental expenses. The incremental cost to the company for the costs of such incidental expenses were less than $10,000 per each executive officer; therefore, such amounts are not reflected in this column.

(9)	For performance in 2009, Mr. Olinger was awarded a bonus of $383,000. In addition, Mr. Olinger received a performance grant of 33,401 restricted shares of our common stock which vests over four years, and a performance option to purchase up to 23,097 shares of our common stock, which vests over three years.

For performance in 2008, Mr. Olinger was awarded a bonus of $325,000. In addition, Mr. Olinger received a performance grant of 16,959 restricted shares of our common stock which vests over four years, and a performance option to purchase up to 56,603 shares of our common stock, which vests over three years.

For performance in 2007, Mr. Olinger was awarded a bonus of $460,000. In lieu of receiving his 2007 bonus entirely in cash, Mr. Olinger received $300,000 in cash and a grant of 4,101 restricted shares of our common stock, which vests over three years. In addition, Mr. Olinger received a performance grant of 11,638 restricted shares of our common stock which vests over four years, and a performance option to purchase up to 20,925 shares of our common stock, which vests over three years. Mr. Olinger commenced employment with us on February 23, 2007, and received a grant of 10,000 restricted shares of common stock, which vests over five years. Mr. Olinger’s 2007 salary, bonus and long-term equity incentive award were prorated based on his employment commencement date of February 23, 2007.

(10)	For performance in 2009, Mr. Jaquier was awarded a bonus of $486,000. In addition, Mr. Jaquier received a performance grant of 43,360 restricted shares of our common stock, which vests over four years, and a performance option to purchase up to 113,274 shares of our common stock, which vests over three years.

For performance in 2008, Mr. Jaquier was awarded a bonus of $400,000. In lieu of receiving his 2008 bonus entirely in cash, Mr. Jaquier received $272,800 in cash and a grant of options to purchase 40,000 shares of our common stock, which vested immediately and a grant of options to purchase 20,000 shares of our common stock, which vest over three years. In addition, Mr. Jaquier received a performance grant of 29,836 restricted shares of our common stock, which vests over four years, and a performance option to purchase up to 149,371 shares of our common stock, which vests over three years.

For performance in 2007, Mr. Jaquier was awarded a bonus of $860,000. In lieu of receiving his 2007 bonus in cash, Mr. Jaquier elected to exchange 25% of his annual bonus into restricted stock and received a grant of 5,511 restricted shares of our common stock, which vests over three years. In addition, Mr. Jaquier received a performance grant of 28,671 restricted shares of our common stock, which vests over four years, and a performance option to purchase up to 38,661 shares of our common stock, which vests over three years.

(11)	For performance in 2009, Mr. Reilly was awarded a bonus of $530,000. In addition, Mr. Reilly received a performance grant of 72,267 restricted shares of our common stock, which vests over four years.

For performance in 2008, Mr. Reilly was awarded a bonus of $400,000. In lieu of receiving his 2008 bonus in cash, Mr. Reilly received $272,800 in cash and a grant of options to purchase 40,000 shares of our common stock, which vested immediately, and a grant of options to purchase 20,000 shares of our common stock, which vest over three years. In addition, Mr. Reilly received a performance grant of 29,836 restricted shares of our common stock, which vests over four years, and a performance option to purchase up to 149,371 shares of our common stock, which vests over three years.

For performance in 2007, Mr. Reilly was awarded a bonus of $860,000. In addition, Mr. Reilly received a performance grant of 35,838 restricted shares of our common stock, which vests over four years.

(12)	For performance in 2009, Mr. Roberts was awarded a bonus of $419,000. In addition, Mr. Roberts received his long-term incentive in cash in the amount of $1,333,333.

For performance in 2008, Mr. Roberts was awarded a bonus of $260,000. In lieu of receiving his 2008 bonus in cash, Mr. Roberts received $89,065 in cash, a grant of 3,434 restricted shares of our common stock, which vests over three years, a grant of options to purchase 40,000 shares of our common stock, which vested immediately, and a grant of options to purchase 20,000 shares of our common stock, which vests over three years. In addition, Mr. Roberts received a performance grant of 15,703 restricted shares of our common stock, which vests over four years, and a performance option to purchase up to 78,616 shares of our common stock, which vests over three years.

For performance in 2007, Mr. Roberts was awarded a bonus of $715,300. In addition, Mr. Roberts received a performance grant of 28,552 restricted shares of our common stock, which vests over four years.

Grants of Plan-Based Awards

The following table shows certain information relating to restricted shares of common stock and options to purchase shares of our common stock granted to the Named Executive Officers in 2009 under our Amended and Restated 2002 Stock Option and Incentive Plan.

All such 2009 grants were made in connection with performance in 2008. For information on 2010 grants made in connection with performance in 2009, please see the Summary Compensation Table.

				All Other
				Option
				Awards:
		All Other Stock		Number of			Grant Date Fair
		Awards: Number of		Securities		Exercise or Base	Value of Stock
		Shares of Stock or		Underlying		Price of Option	and Option
Name	Grant Date	Units (#)		Options (#)(4)		Awards ($/Sh)	Awards (#)(5)

Hamid R. Moghadam	2/10/2009	—		237,341	(3)	15.92	753,985
	2/10/2009	—		100,000	(4)	15.92	317,680
	2/10/2009	—		50,000	(3)	15.92	158,840
	2/10/2009	6,567	(1)	—		15.92	104,547
	2/10/2009	47,110	(1)	—		15.92	749,991
Thomas S. Olinger	2/10/2009	—		56,603	(3)	15.92	181,158
	2/10/2009	16,959	(1)			15.92	269,987
Guy F. Jaquier	2/10/2009	—		149,371	(3)	15.92	478,062
	2/10/2009	—		40,000	(4)	15.92	128,020
	2/10/2009	—		20,000	(3)	15.92	64,010
	2/10/2009	29,836	(1)	—		15.92	474,989
Eugene F. Reilly	2/10/2009	—		149,371		15.92	478,062
	2/10/2009	—		40,000		15.92	128,020
	2/10/2009	—		20,000	(3)	15.92	64,010
	2/10/2009	29,836	(1)	—		15.92	474,989
John T. Roberts, Jr.	2/10/2009	—		78,616	(3)	15.92	789,305
	2/10/2009	—		20,000	(3)	15.92	128,020
	2/10/2009	—		40,000	(4)	15.92	200,800
	2/10/2009	3,433	(2)	—		15.92	54,653
	2/10/2009	15,703	(1)	—		15.92	249,992

(1)	All shares of restricted stock granted to Named Executive Officers with respect to 2008 performance were granted on February 10, 2009 and vest in four equal annual installments (rounded to the nearest whole share of common stock) on February 1, 2010, 2011, 2012 and 2013. All dividends paid on unvested shares of restricted stock are paid at the same rate as paid to all stockholders and are not preferential.

(2)	All shares of restricted stock granted to Named Executive Officers with respect to 2008 performance were granted on February 10, 2009 and vest in three annual installments (rounded to the nearest whole share of common stock) on February 1, 2010, 2011, and 2012; 40% in each of the first two years, and 20% in the third year. All dividends paid on unvested shares of restricted stock are paid at the same rate as paid to all stockholders and are not preferential.

(3)	All options granted to Named Executive Officers with respect to 2008 performance were granted on February 10, 2009 and become exercisable in three equal annual installments (rounded to the nearest whole share of our common stock) on February 1, 2010, 2011, and 2012.

(4)	All options granted with respect to 2008 performance granted in 2009 to Named Executive Officers vest fully on February 1, 2011 and have a term of not more than ten years. The option exercise price is equal to the fair market value of the common stock on the date of grant.

(5)	The total number of shares of common stock underlying such options used in such calculation is as of February 10, 2009, the grant date of the annual options relating to 2008 performance.

Equity Compensation Plan Information

We have two equity compensation plans: (1) the Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended, and (2) the Amended and Restated 2002 Stock Option and Incentive Plan. A total of 17,500,000 shares of common stock are authorized for issuance pursuant to the Amended and Restated 2002 Stock Option and Incentive Plan, and no new grants are being made from the Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended. Currently, awards under the stock option and incentive plans consist of non-qualified stock options and restricted shares of common stock. Our stockholders have approved both stock option and incentive plans. As of December 31, 2009:

	Number of		Number of Securities
	Securities to be		Remaining Available
	Issued Upon	Weighted-Average	for Future Issuance
	Exercise of	Exercise Price of	Under Equity
	Outstanding	Outstanding	Compensation Plans
Plan Category	Options (#)	Options ($)	(#)

Equity compensation plans approved by security holders	8,107,697	30.84	6,079,937
Equity compensation plans not approved by security holders	None	N/A	N/A

Exercises and Holdings of Previously Awarded Equity

The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End

		Option Awards						Stock Awards
												Equity
												Incentive
											Equity	Plan
											Incentive	Awards:
					Equity						Plan	Market or
					Incentive						Awards:	Payout
					Plan					Market	Number of	Value of
					Awards:					Value of	Unearned	Unearned
		Number of		Number of	Number of			Number of		Shares or	Shares,	Shares,
		Securities		Securities	Securities			Shares or		Units of	Units or	Units or
		Underlying		Underlying	Underlying			Units of		Stock That	Other	Other
		Unexercised		Unexercised	Unexercised	Option	Option	Stock that		Have Not	Rights That	Rights That
	Grant	Options (#)		Options (#)	Unearned	Exercise	Expiration	Have Not		Vested	Have Not	Have Not
	Date	Exercisable		Unexercisable	Options (#)	Price ($)	Date	Vested (#)		($)(1)	Vested (#)	Vested ($)

Hamid R. Moghadam	02/27/01	262,500	(2)			24.60	02/27/11
	02/27/01	106,417	(3)			24.60	02/27/11
	02/27/01	53,208	(2)			24.60	02/27/11
	05/22/01	152,672	(2)			24.69	05/22/11
	02/26/02	83,805	(3)			26.29	02/26/12
	02/26/02	41,903	(2)			26.29	02/26/12
	02/26/02	228,902	(2)			26.29	02/26/12
	02/13/03	296,296	(3)			27.12	02/13/13
	02/13/03	103,704	(2)			27.12	02/13/13
	02/13/03	285,490	(2)			27.12	02/13/13
	01/27/04	152,912	(2)			35.26	01/27/14
	01/27/04	120,131	(3)			35.26	01/27/14
	01/27/04	42,045	(2)			35.26	01/27/14
	02/07/05	142,718	(2)			38.56	02/07/15
	02/10/09	—		237,341 (6)		15.92	02/10/19
	02/10/09	100,000	(3)			15.92	02/10/19
	02/10/09	—		50,000 (6)		15.92	02/10/19
	02/07/05							4,574	(4)	116,866
	02/06/06							24,652	(4)	629,859
	02/15/07							6,039	(5)	154,296
	02/15/07							18,696	(7)	477,683
	02/21/08							25,225	(5)	644,499
	02/21/08							45,144	(8)	1,153,429
	02/10/09							47,110	(8)	1,203,661
	02/10/09							6,567	(5)	167,787

Totals		2,172,703		287,341	—			178,007		4,548,080	—	—

Thomas S. Olinger	02/21/08	6,975	(6)	13,950		48.76	02/21/18				—	—
	02/10/09	—		56,603 (6)		15.92	02/10/19
	03/01/07							6,000	(6)	153,300
	02/21/08							2,460	(5)	62,853
	02/21/08							8,728	(8)	223,000
	02/10/09							16,959	(8)	433,302

Totals		6,975		70,553				34,147		872,455	—	—

		Option Awards							Stock Awards
													Equity
													Incentive
												Equity	Plan
												Incentive	Awards:
						Equity						Plan	Market or
						Incentive						Awards:	Payout
						Plan					Market	Number of	Value of
						Awards:					Value of	Unearned	Unearned
		Number of		Number of		Number of			Number of		Shares or	Shares,	Shares,
		Securities		Securities		Securities			Shares or		Units of	Units or	Units or
		Underlying		Underlying		Underlying			Units of		Stock That	Other	Other
		Unexercised		Unexercised		Unexercised	Option	Option	Stock that		Have Not	Rights That	Rights That
	Grant	Options (#)		Options (#)		Unearned	Exercise	Expiration	Have Not		Vested	Have Not	Have Not
	Date	Exercisable		Unexercisable		Options (#)	Price ($)	Date	Vested (#)		($)(1)	Vested (#)	Vested ($)

Guy F. Jaquier	02/26/02	79,480	(2)				26.29	02/26/12
	02/13/03	10,739	(3)				27.12	02/13/13
	02/13/03	3,758	(2)				27.12	02/13/13
	02/13/03	107,843	(2)				27.12	02/13/13
	01/27/04	58,252	(2)				35.26	01/27/14
	01/27/04	15,777	(3)				35.26	01/27/14
	01/27/04	5,521	(2)				35.26	01/27/14
	02/07/05	75,242	(2)				38.56	02/07/15
	02/06/06	36,809	(2)				51.92	02/06/16
	02/15/07	9,804	(6)	4,901			64.18	02/15/17
	02/21/08	12,887	(6)	25,774			48.76	02/15/18
	02/10/09	40,000	(3)				15.92	02/10/19
	02/10/09			20,000	(6)		15.92	02/10/19
	02/10/09			149,371	(6)		15.92	02/10/09
	02/07/05								2,411	(4)	61,601
	02/06/06								7,395	(4)	188,942
	02/15/07								6,543	(7)	167,174
	02/15/07								1,265	(5)	32,321
	02/21/08								21,503	(8)	549,402
	02/21/08								3,306	(5)	84,468
	02/10/09								29,836	(8)	762,310

Totals		456,112		200,046		—			72,259		1,846,218	—	—

Eugene F. Reilly	01/27/04	8,737	(2)				35.26	01/27/14
	02/10/09	—		149,371	(6)		15.92	02/10/19
	02/10/09	40,000	(3)				15.92	02/10/19
	02/10/09	—		20,000	(6)		15.92	02/10/19
	02/07/05								2,152	(4)	54,984
	02/06/06								7,395	(4)	188,942
	02/15/07								7,712	(7)	197,042
	02/21/08								26,878	(8)	686,733
	02/10/09								29,836	(8)	762,310

Totals		48,737		169,371		—			73,973		1,890,011	—	—

John T. Roberts, Jr.	02/10/09	—		78,616	(6)		15.92	02/10/19
	02/10/09	40,000	(3)	—			15.92	02/10/19
	02/10/09	—		20,000	(6)		15.92	02/10/19
	02/07/05								3,967	(4)	101,357
	02/06/06								7,395	(4)	188,942
	02/15/07								7,104	(7)	181,507
	02/21/08								21,414	(8)	547,128
	02/10/09								15,703	(8)	401,212
	02/10/09								3,433	(5)	87,713

Totals		40,000		98,616		—			59,016		1,507,859	—	—

(1)	Based on a price per share of our common stock of $25.55, the closing price per share on the New York Stock Exchange on December 31, 2009.

(2)	One-third of the total shares originally granted pursuant to this award vest annually on January 1.

(3)	One hundred percent of the shares vested on the date of grant.

(4)	One-fifth of the total shares originally granted pursuant to this award vest annually on January 1.

(5)	The shares vest over three years on February 1; 40% annually for the first 2 years and 20% in the third year.

(6)	One-third of the total shares originally granted pursuant to this award vest annually on February 1.

(7)	One-fifth of the total shares originally granted pursuant to this award vest annually on February 1.

(8)	One-fourth of the total shares originally granted pursuant to this award vest annually on February 1.

Option Exercises and Stock Vested

The following table discloses stock option exercises and vesting of restricted stock awards for our Named Executive Officers in 2009.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)(1)(2)	Vesting (#)	on Vesting ($)(1)(2)

Hamid R. Moghadam	—	—	84,026	—	(3)
Thomas S. Olinger	—	—	6,551	93,009
Guy F. Jaquier	—	—	23,470	—	(4)
Eugene F. Reilly	—	—	17,687	323,863
John T. Roberts, Jr.	—	—	24,029	—	(5)

(1)	The value of the vested stock award releases on January 1, 2009 and February 1, 2009 set forth above is based on the closing sales price of our common stock at $23.07 per share on January 2, 2009 and $15.77 per share on February 1, 2009.

(2)	Certain of the values realized on vesting in these columns are zero because the respective executive officer elected to defer such compensation amount into our nonqualified deferred compensation plans.

(3)	In 2009, Mr. Moghadam deferred receipt of 84,026 shares of vested stock award releases valued at $1,572,195 by way of the company’s nonqualified deferred compensation program.

(4)	In 2009, Mr. Jaquier deferred receipt of 23,470 shares of vested stock award releases valued at $438,625 by way of the company’s nonqualified deferred compensation program.

(5)	In 2009, Mr. Roberts deferred receipt of 24,029 shares of vested stock award releases valued at $484,955 by way of the company’s nonqualified deferred compensation program.

Such deferred compensation will be distributed in accordance with the respective individual’s elections and the applicable plan provisions.

Pension Benefits, Nonqualified Deferred Compensation and Post-Termination and
Change-In-Control Agreements

Pension Benefits

The company does not maintain a defined benefit pension plan.

Nonqualified Deferred Compensation

The following Named Executive Officers participate in our nonqualified deferred compensation plans. With respect to his 2009 compensation, Mr. Moghadam elected to defer under the plans 100% of the restricted stock portion of his bonus and long-term equity incentive awards; Mr. Jaquier elected to defer under the plans 100% of the restricted stock portion of his bonus and long-term equity incentive awards; and Mr. Roberts elected to defer under the plans 30% of his salary, and 100% of the cash portion of his bonus. With respect to 2008 and 2007 compensation, Mr. Moghadam elected to defer 100% of his salary, and 100% of the restricted stock portion of his bonus and long-term equity incentive awards; Mr. Jaquier elected to defer 100% of the restricted stock portion of his bonus and long-term equity incentive awards; and Mr. Roberts elected to defer 40% of his salary (30% in 2007), and 100% of the cash and restricted stock portions of his bonus.

The following table discloses the amount of contributions to our nonqualified deferred compensation program and aggregate earnings, withdrawals and distributions for our Named Executive Officers in 2009.

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings (Losses)	Withdrawals/	Balance at
Name	2009 ($)(1)	2009 ($)	in 2009 ($)(2)	Distributions ($)	12/31/09 ($)(1)(3)

Hamid R. Moghadam	1,572,195	—	5,873,399	—	42,298,522
Thomas S. Olinger	—	—	—	—	—
Guy F. Jaquier	438,625	—	395,832	—	2,243,553
Eugene F. Reilly	—	—	—	—	—
John T. Roberts, Jr.	690,001	—	826,311	—	5,043,281

(1)	This column includes amounts that were also reported in the Summary Compensation Table as 2009 compensation.

(2)	None of the earnings (losses) in this column is included in the Summary Compensation Table because the losses were not preferential or above market.

(3)	The aggregate earnings (losses) and balances reported may fluctuate from year to year as a result of fluctuations in the value of equity compensation deferred due to changes in the value of the company’s stock price, and fluctuations in the value of other investments in the plans.

In 2009, we maintained two nonqualified deferred compensation plans: (i) the Amended and Restated AMB 2005 Nonqualified Deferred Compensation Plan and (ii) the Amended and Restated Nonqualified Deferred Compensation Plan.

The Amended and Restated Nonqualified Deferred Compensation Plan allowed our directors and a select group of management and highly compensated employees, namely, our officers and the officers of certain of our affiliates, to defer receiving certain of their compensation earned and vested on or prior to December 31, 2004. It also enabled participants who are employees to defer up to 100% of their annual base pay and up to 100% of the cash portion of their annual bonuses on a pre-tax basis, participants who are non-employee members of our Board of Directors to defer all or a portion of their meeting fees and/or committee chairmanship fees, and participants who participate in our stock option and incentive plans to defer the receipt of stock option gains and restricted stock awards that they receive under such plans which were earned and vested on or prior to December 31, 2004, subject to restrictions. In accordance with an exemption permitted under Section 409A of the Internal Revenue Code and the related rules, regulations and guidance issued by the Department of Treasury and Internal Revenue Service, our Board of Directors further amended and restated the Amended and Restated Nonqualified Deferred Compensation Plan in 2006 to provide that the plan will only be maintained with respect to deferrals for compensation amounts and investment credits on such amounts earned and vested on or prior to December 31, 2004. The amendment and restatement to the Amended and Restated Nonqualified Deferred Compensation Plan was adopted to confirm the grandfathered status of this plan under Section 409A of the Internal Revenue Code.

Pursuant to the Amended and Restated AMB 2005 Nonqualified Deferred Compensation Plan, certain eligible employees and non-employee directors of the company, AMB Property, L.P. and our participating subsidiaries may elect to defer up to 100% of their eligible compensation, such as annual salary, bonus, restricted stock and directors’ fees, earned or vested on or after January 1, 2005. The terms of this plan are materially similar to the terms of the Amended and Restated Nonqualified Deferred Compensation Plan except for changes necessary to comply with Section 409A of the Internal Revenue Code and the related rules, regulations and guidance issued by the Department of Treasury and the Internal Revenue Service to date. Amounts deferred under the Amended and Restated Nonqualified Deferred Compensation Plan, but not vested as of December 31, 2004, were automatically transferred to the Amended and Restated AMB 2005 Nonqualified Deferred Compensation Plan. Distributions to our officers under this plan in the event of termination or retirement commence six months after such event in accordance with the terms of their deferral elections.

The deferred compensation under each of these plans is our unsecured obligation. Participants select from various investment options available under the plans to invest their elective deferrals. There are no guaranteed returns for any of the investment options or for any participants in the plans. The amount of earnings that a participant receives depends on the participant’s investment elections for their deferrals on cash amounts deferred and dividends deferred on company stock and on the performance of company stock when a participant defers receipt of equity-based compensation. The non-qualified deferred compensation plans offer a variety of investment choices. Company stock is not an investment option available to either employees who elect to defer a portion of their annual base pay or their cash bonus or non-employee directors who elect to defer all or a portion of their meeting fees and/or chairmanship fees. When a participant defers the receipt of equity-based compensation, the amounts must be deferred in our company stock, and at no time can these deferrals into company stock be reinvested in any other investment option. Deferred equity compensation is distributed only in the form of shares of company stock. On the other hand, dividends earned on deferred equity-based compensation must be invested in investment options other than our common stock. Distributions under these plans are made either in a lump sum or installment payments up to 10 years upon either a fixed date or retirement, as elected by the participant in their deferral election form or re-deferral form under plan provisions. In the event of a participant’s termination, death, disability or a change in control of the company occurring earlier than the elected distribution date, deferred amounts would be distributed commencing upon the earlier event in accordance with the plan provisions.

We have reserved the right under the nonqualified deferred compensation plans to make discretionary matching contributions to participant accounts from time to time. We have never made discretionary contributions to the plans. The participants’ elective deferrals and any matching contributions are 100% vested immediately. We pay all of the administrative costs of the plan.

Third Amended and Restated 1997 Stock Option and Incentive Plan

The Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended, was adopted by the Board of Directors and approved by the stockholders to enable executive officers, employees and consultants of AMB Property Corporation and certain subsidiaries, and directors of AMB Property Corporation, to participate in the ownership of AMB Property Corporation. The 1997 plan was designed to attract and retain our executive officers, other key employees and directors, and to provide incentives to such persons to maximize our performance. The 1997 plan covered an aggregate of 8,950,000 shares of our common stock and expired in 2007. The 1997 plan does not permit re-pricing of stock options without stockholder approval.

Employees and consultants of AMB Property Corporation and certain subsidiaries, and directors of AMB Property Corporation, were eligible to receive options, stock payments, performance awards, restricted stock, dividend equivalents, deferred stock and stock appreciation rights under the 1997 plan. Our employees and consultants also were eligible to receive stock appreciation rights under the 1997 plan. In addition, non-employee directors and our employees and consultants were eligible to receive options to purchase shares of our common stock under the 1997 plan.

However, because the plan expired in November 2007 and we did not elect to submit such plan for re-approval by our stockholders, we are no longer issuing new equity grants from this plan. As of December 31, 2009, we have approximately 1,076,842 shares reserved for issuance upon exercise of outstanding option grants made prior to 2007 under this plan.

Amended and Restated 2002 Stock Option and Incentive Plan

The Amended and Restated 2002 Stock Option and Incentive Plan was originally adopted by the Board of Directors on February 26, 2002 and approved by the stockholders on May 30, 2002, to enable executive officers, employees and consultants of AMB Property Corporation and certain subsidiaries, and directors of AMB Property Corporation, to participate in the ownership of AMB Property Corporation, and was amended and restated by the Board of Directors on February 16, 2007 and approved by the stockholders on May 10, 2007. The 2002 plan is designed to attract and retain our executive officers, other employees and directors, and to provide incentives to such persons to maximize our performance. The 2002 plan currently covers an aggregate of 17,500,000 shares of our common stock and will expire in 2017. The 2002 plan does not permit re-pricing of stock options without stockholder approval.

Employees and consultants of AMB Property Corporation and certain subsidiaries, and directors of AMB Property Corporation, may receive options, stock payments, performance awards, restricted stock, dividend equivalents, deferred stock and stock appreciation rights under the 2002 plan. Only employees of AMB Property Corporation or certain of its subsidiaries may receive incentive stock options under the 2002 plan. New employees employed in our U.S. offices generally receive initial grants of stock options or restricted stock under the 2002 plan when such employees begin employment with us, which vest over a number of years, assuming continued employment.

401(k) Plan

Effective November 26, 1997, we established our Section 401(k) Savings and Retirement Plan to cover our eligible employees. Eligible employees are permitted to defer up to 75% of their annual compensation (as adjusted under the terms of the plan), subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended. Employees at least 50 years of age by the end of 2009 were eligible to make additional 401(k) catch-up contributions to a maximum of $5,500. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) plan. We currently make matching cash contributions to the 401(k) account of each eligible employee in an amount equal to 50% of the first 6.0% of annual compensation deferred by each employee, up to a maximum match by the company of the amount permitted by law to each participating employee per year; however, in addition, we have reserved the right to make greater matching contributions in the form of discretionary contributions. Participants vest fully in the matching contributions one year after the commencement of their employment with us. We made no discretionary contributions to the 401(k) plan in 2009. Our employees are eligible to participate in the 401(k) plan upon commencement of their employment with us. In connection with the 401(k) plan, we paid approximately $900,000 in cash with respect to our matching contribution during the year ended December 31, 2009. Our common stock is not an investment option available to employees pursuant to the terms of the 401(k) plan. The 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees to the 401(k) plan, and income earned on plan contributions, are not subject to income tax until withdrawn from the 401(k) plan.

Employment Agreements; Separation Agreement and Release of Claims

Currently, there are no employment agreements between us and any of the Named Executive Officers.

However, Mr. Roberts entered into a Separation Agreement and Release of Claims with us, dated September 18, 2009, in connection with his retirement.

Pursuant to his separation agreement, on January 1, 2010, Mr. Roberts resigned his positions as our President, Private Capital, President of AMB Capital Partners, LLC and as an officer and/or director of any of our other affiliates or subsidiaries, as applicable. Mr. Roberts remained our employee until March 1, 2010, and we paid Mr. Roberts his current full-time salary until March 1, 2010. On March 1, 2010, we paid Mr. Roberts all accrued salary and all accrued and unused vacation earned through such date, subject to standard deductions and withholdings. In addition, we also paid Mr. Roberts his 2009 bonus and 2010 long term incentive award in cash (less all applicable deductions) in accordance with our current compensation policies at the same time we pay our other employees their bonuses with respect to their 2009 performance. Mr. Roberts is eligible to continue to participate in our medical, dental and vision plans for a period of time but, upon such election, he will be required to bear the full cost of the applicable insurance premiums. Mr. Roberts was entitled to the vesting of a portion of his shares of unvested restricted common stock (totaling 36,087 shares) and a portion of his unvested options to purchase shares of our common stock (totaling options to purchase 52,410 shares). This separation agreement also subjects Mr. Roberts to non-competition provisions through and including March 1, 2011, non-solicitation provisions through and including March 1, 2012 and confidentiality provisions prior to and after March 1, 2010. Generally, such provisions restrict Mr. Roberts’ ability to compete with us, to solicit our employees, and to disclose our confidential information. In return for the payments and benefits provided by this separation agreement, Mr. Roberts releases us from all claims regarding his employment or termination of employment up to September 18, 2009.

Change in Control and Noncompetition Agreements

In addition, each of our executive officers, including the Named Executive Officers, has entered into a Change in Control and Noncompetition Agreement with us which replaced the employment agreements that generally had been entered into at the time of our initial public offering. Mr. Moghadam entered into a Change in Control and Noncompetition Agreement at the time of our initial public offering. Mr. Roberts entered into such agreement with us on January 1, 2000, when he became an Executive Vice President; Mr. Jaquier entered into such an agreement with us on June 20, 2000, his first day of employment; Mr. Reilly entered into such an agreement with us on October 7, 2003, his first day of employment; and Mr. Olinger entered into such an agreement with us on February 23, 2007, his first day of employment. In September 2007, each of our executive officers, including the Named Executive Officers, executed an amended and restated Change in Control and Noncompetition Agreement with us. The amended and restated agreements had an initial expiration date of November 26, 2008, but are subject to automatic one-year extensions following the expiration of the initial terms. Mr. Roberts’ agreement terminated upon his retirement from the company.

As amended and restated, the agreements provide for severance payments during the term of the agreement in the event of a termination of the executive officer’s employment resulting from death, disability or termination without cause or voluntary termination for good reason within two years following a change in control (as defined in the agreements), and certain severance payments resulting upon a change in control.

Upon death or disability, severance benefits include base compensation, for a period of 12 months following the termination of employment, and a bonus based on the most recent amount received or entitled to be received. In the event of death, such benefits are paid monthly to the executive officer’s estate for a period of 12 months; in the event of disability, such benefits are paid in a single payment to the executive officer. We believe it is the company’s obligation to provide reasonable assistance to our executives and their dependents from the loss resulting from an executive’s death or disability. After reviewing practices for similarly situated executives in other companies, our Compensation Committee determined that the benefits outlined are reasonable in size and scope.

The only other unforeseen event that our Compensation Committee believes warrants a severance for executives is in the event of a change in control. The purpose of a severance program under these circumstances is to keep our executives focused on running and growing the business and removing uncertainties around the post-change in control employment and environment that could arise in the marketplace. In the event of a change in control, severance benefits are payable upon termination for good reason or termination without cause following the change in control, and include an amount, payable in a lump sum in cash within 30 days of the date of termination, equal to twice (i) the annual base compensation and (ii) a bonus calculated based on the average of the most recent amounts received or entitled to be received over the last three years, as well as certain continuing insurance, reimbursement of COBRA premiums and other benefits. The amended and restated agreements provide that, among other things, following a change in control and upon a termination for good reason or a termination without cause, we are required to reimburse the executive for COBRA premiums until the earlier of 24 months or the end of the COBRA continuation period, if the executive elects COBRA coverage, and life insurance to the executive and the executive’s eligible family members for a period of twenty-four months following such termination.

In addition, following a change in control or prior to a change in control as determined by the Board of Directors in its discretion, whether or not the executive is terminated without cause or for good reason, we are required to make gross-up payments of excise taxes to the executive with respect to certain severance payments made to our executive officers following a change in control such that after payment by the executive of all taxes, the executive retains an amount of the gross-up payment equal to the excise tax imposed upon the payments. In the event of a change in control, all options, restricted stock and other awards based upon our equity incentive award plans or agreements held by the executive shall immediately become fully vested, exercisable or payable, as the case may be.

In evaluating severance benefits in the event of a change in control, the Compensation Committee had Towers Watson prepare a tally sheet that valued each component of the severance benefits for each executive. We also reviewed data comparing similar change in control severance provisions of other companies in our peer group. Based on this review, we determined that the severance benefits outlined above are reasonable and enable us to attract and retain talented executives who would provide stable leadership for the company in the ordinary course of business and through a change in control event. We determined that the “double trigger” methodology for cash severance benefits — in which an executive is only eligible to receive a cash severance payment if there is a change in control and he or she is terminated without cause or for good reason within two years of a change in control event — is prudent versus a “single trigger” that requires a cash severance payment only upon a change in control whether or not the executive terminates employment for such reasons. In contrast, we determined that the “single trigger” methodology was prudent in accelerating unvested equity awards for our executives previously granted for past performance under our pay-for-performance compensation program in order to recognize such performance and value creation by our executives for the company and to mitigate the risk that a potential buyer of our company will treat our executives unfairly or deny compensation that would otherwise have been due if the change in control had not occurred. In particular, we were concerned about (i) transactions in which a potential buyer is unable or unwilling to assume our outstanding unvested equity awards and (ii) going-private transactions (which have occurred among our peer group in recent years) in which converted equity awards, if any, would not provide the liquidity to our executives that we intended while we remained publicly traded. In addition, we determined that payment of a 280G tax gross-up payment in either a single-trigger or double-trigger situation was prudent because a tax gross-up payment is not extra compensation, but simply provides that the executive will receive the intended value of a severance payment or accelerated equity award after the normal and standard taxes are withheld, and not be subject to a punitive tax arising from 280G limits.

In consideration for the rights to receive such severance payments, each executive officer is subject to confidentiality obligations during employment and after termination, non-competition obligations during the term of employment and non-solicitation obligations for two years after the date of termination.

Assuming a payment event occurred on December 31, 2009 with a closing sales price of our common stock equal to $25.55 per share, we estimate that the following payments and benefits would be paid to our Named Executive Officers:

2009 Estimated Severance due to Disability, Death or a Change in Control

				After Change in
				Control and
				Termination w/o
				Cause or
			Upon Change in	Termination for
Name of Executive and Benefits	Death(1)	Disability(1)	Control(2)(3)	Good Reason(2)(3)(4)(5)

Hamid R. Moghadam
Cash Severance (Salary)	$605,000	$605,000	$—	$1,210,000
Cash Severance (Bonus)	$1,200,000	$1,200,000	$—	$2,273,333
Health and Welfare Benefits (continuation)	$—	$—	$—	$32,499
Life Insurance	$—	$—	$—	$1,152
Payment in lieu of Matching Contribution	$—	$—	$—	$14,700
280G Tax Gross-Up Payment	$—	$—	$—	$2,529,901
Restricted Stock (vesting accelerated)	$—	$—	$4,548,079	$4,548,079
Stock Options (vesting accelerated)	$—	$—	$2,767,094	$2,767,094

Total Estimated Severance Value	$1,805,000	$1,805,000	$7,315,173	$13,376,758

Thomas S. Olinger
Cash Severance (Salary)	$360,000	$360,000	$—	$720,000
Cash Severance (Bonus)	$383,000	$383,000	$—	$778,667
Health and Welfare Benefits (continuation)	$—	$—	$—	$32,499
Life Insurance	$—	$—	$—	$1,152
Payment in lieu of Matching Contribution	$—	$—	$—	$14,700
280G Tax Gross-Up Payment	$—	$—	$—	$—
Restricted Stock (vesting accelerated)	$—	$—	$872,456	$872,456
Stock Options (vesting accelerated)	$—	$—	$545,087	$545,087

Total Estimated Severance Value	$743,000	$743,000	$1,417,543	$2,964,561

				After Change in
				Control and
				Termination w/o
				Cause or
			Upon Change in	Termination for
Name of Executive and Benefits	Death(1)	Disability(1)	Control(2)(3)	Good Reason(2)(3)(4)(5)

Guy F. Jaquier
Cash Severance (Salary)	$382,000	$382,000	$—	$764,000
Cash Severance (Bonus)	$486,000	$486,000	$—	$1,164,000
Health and Welfare Benefits (continuation)	$—	$—	$—	$32,499
Life Insurance	$—	$—	$—	$1,152
Payment in lieu of Matching Contribution	$—	$—	$—	$14,700
280G Tax Gross-Up Payment	$—	$—	$—	$—
Restricted Stock (vesting accelerated)	$—	$—	$1,846,217	$1,846,217
Stock Options (vesting accelerated)	$—	$—	$1,631,043	$1,631,043

Total Estimated Severance Value	$868,000	$868,000	$3,477,260	$5,453,611

Eugene F. Reilly
Cash Severance (Salary)	$382,000	$382,000	$—	$764,000
Cash Severance (Bonus)	$530,000	$530,000	$—	$1,193,333
Health and Welfare Benefits (continuation)	$—	$—	$—	$32,499
Life Insurance	$—	$—	$—	$1,152
Payment in lieu of Matching Contribution	$—	$—	$—	$14,700
280G Tax Gross-Up Payment	$—	$—	$—	$—
Restricted Stock (vesting accelerated)	$—	$—	$1,890,010	$1,890,010
Stock Options (vesting accelerated)	$—	$—	$1,631,043	$1,631,043

Total Estimated Severance Value	$912,000	$912,000	$3,521,053	$5,526,737

John T. Roberts, Jr.
Cash Severance (Salary)	$382,000	$382,000	$—	$764,000
Cash Severance (Bonus)	$419,000	$419,000	$—	$929,533
Health and Welfare Benefits (continuation)	$—	$—	$—	$32,499
Life Insurance	$—	$—	$—	$1,152
Payment in lieu of Matching Contribution	$—	$—	$—	$14,700
280G Tax Gross-Up Payment	$—	$—	$—	$—
Restricted Stock (vesting accelerated)	$—	$—	$1,507,859	$1,507,859
Stock Options (vesting accelerated)	$—	$—	$949,672	$949,672

Total Estimated Severance Value	$801,000	$801,000	$2,457,531	$4,199,415

Note: The severance amounts with respect to accelerated vesting of restricted stock and stock options under the columns “Upon Change in Control” and “After Change in Control and Termination” will be paid only once.

(1)	These amounts are based on the executive’s December 31, 2009 salary rate and 2009 annual bonus paid in 2010.

(2)	Estimated severance benefits due to change in control assumes that unvested equity grants as of December 31, 2009 would vest. Stock option amounts are based on the spread between the option exercise prices and $25.55 per share of unvested options. The value of unvested restricted shares is based on $25.55 per share.

(3)	Estimated tax gross up is based on the 20% excise tax, grossed up for taxes (assuming the highest applicable tax bracket), on the amount of severance and other benefits that exceed the 280G limit; present value calculated using 120% of the semiannual Applicable Federal Rates for December 2009.

(4)	Amounts based on December 31, 2009 salary rate and average of 2009, 2008 and 2007 bonuses paid in 2010, 2009 and 2008.

(5)	Health and welfare benefits and life insurance premium coverage continued for 24 months.

For purposes of the agreements, a change in control will be deemed to have occurred in the following events: (i) complete liquidation of AMB Property Corporation or an agreement for the sale or disposition by AMB Property Corporation of all or substantially all of our assets, or we dispose of more than 50% of our interest in AMB Property, L.P.; (ii) any person becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of our then outstanding securities; (iii) during any period of 12 consecutive months, individuals who at the beginning of such period constitute our Board of Directors, and any new director whose election by the Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; or (iv) a merger or consolidation of AMB Property Corporation with any other corporation or other entity, other than (A) a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of AMB Property Corporation or such surviving entity outstanding immediately after such merger or consolidation or (B) where more than 50% of the directors of AMB Property Corporation or the surviving entity after such merger or consolidation were directors of AMB Property Corporation immediately before such merger or consolidation.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Mr. Cole, the chair, Mr. Reid and Mr. Tusher. There are no Compensation Committee interlocks and none of our employees participate on the Compensation Committee.

Notwithstanding anything to the contrary set forth in any of AMB Property Corporation’s or AMB Property, L.P.’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference any filings, including this proxy statement, in whole or in part, the following Compensation Committee Report and the Audit Committee Report shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed to be filed under such Acts.

COMPENSATION COMMITTEE REPORT

Review of Compensation Discussion and Analysis

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that such discussion and analysis be included in this proxy statement and incorporated by reference to AMB’s annual report on Form 10-K for the year ended December 31, 2009.

Respectfully,

David A. Cole, Chair
Frederick W. Reid
Thomas W. Tusher

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

The Audit Committee is currently comprised of Mr. Losh, Mr. Skelton and Mr. Webb. Mr. Losh serves as chair of the committee. The Board of Directors has determined that each of the members of the Audit Committee meets the independence and experience requirements of our Bylaws, as well as the rules and regulations of the New York Stock Exchange and the U.S. Securities and Exchange Commission, as currently applicable to us. The Audit Committee operates under a written charter adopted by the Board of Directors, which was last amended and restated on December 9, 2004.

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, our internal control environment and risk management and the performance of our independent registered public accounting firm and our internal audit function. Management has the primary responsibility for our financial statements and financial reporting process, including our system of internal controls. Our independent registered public accounting firm is responsible for performing independent audits of our financial statements and our internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States of America and an opinion on the effectiveness of internal control over financial reporting based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

Review of Our Audited Consolidated Financial Statements and Our Management’s Report on Internal Control Over Financial Reporting for the Year Ended December 31, 2009

The Audit Committee has reviewed and discussed with management our audited consolidated financial statements as of and for the year ended December 31, 2009 and the audit of the effectiveness of internal control over financial reporting thereof as of December 31, 2009. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters specified to be discussed by the Public Company Accounting Oversight Board in Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

In addition, the Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Public Company Accounting Oversight Board, Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

Based on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements and our management’s report on internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the U.S. Securities and Exchange Commission.

Respectfully,

J. Michael Losh, Chair
Jeffrey L. Skelton
Carl B. Webb

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 3, 2010, regarding the beneficial ownership of common stock and limited partnership units for (i) each person known by us to be the beneficial owner of 5% or more, in the aggregate, of our outstanding common stock and AMB Property, L.P.’s outstanding limited partnership units, (ii) each director and each Named Executive Officer and (iii) our directors and Named Executive Officers as a group. Except as indicated below, the indicated person has sole voting and investment power with respect to all of the shares of common stock and limited partnership units beneficially owned by such person.

				Percentage of
	Number of Shares of		Percentage of	Outstanding
	Common Stock and	Number of Options	Outstanding	Shares of
	Units Beneficially	Exercisable Within	Shares of	Common Stock
Name of Beneficial Owner(1)	Owned(2)	60 Days	Common Stock(3)	and Units(4)

Hamid R. Moghadam(5)	3,176,724	2,313,484	3.7	3.6
Thomas S. Olinger	70,532	32,818	0.1	0.1
Guy Jaquier(6)	198,005	530,358	0.5	0.5
John T. Roberts, Jr.(7)	347,574	125,283	0.3	0.3
Eugene F. Reilly	171,813	105,195	0.2	0.2
T. Robert Burke(8)	774,045	119,770	0.6	0.6
David A. Cole(9)	54,162	52,878	0.1	0.1
Lydia H. Kennard(10)	11,134	42,233	*	*
J. Michael Losh(11)	18,787	73,078	0.1	0.1
Frederick W. Reid	13,492	5,000	*	*
Jeffrey L. Skelton, Ph.D.	16,425	92,700	0.1	0.1
Thomas W. Tusher(12)	40,712	115,041	0.1	0.1
Carl B. Webb	17,913	20,000	*	*
All Directors and Named Executive Officers as a group (13 persons)(13)	4,911,318	3,627,838	5.7	5.6
BlackRock Inc.(14)	13,824,556	—	9.2	9.0
The Vanguard Group, Inc.(15)	12,386,732	—	8.3	8.1
Stichting Pensioenfonds ABP(16)	7,715,904	—	5.1	5.0
ING Clarion Real Estate Securities, LLC(17)	7,447,197	—	5.0	4.9
Wellington Management Company, LLP(18)	7,088,209	—	4.7	4.6

*	Represents less than 0.1% of the outstanding shares of common stock and limited partnership units, based on 149,916,828 shares of common stock and 3,376,141 limited partnership units outstanding as of March 3, 2010.

(1)	Unless otherwise indicated, the address for each of the persons listed is c/o AMB Property Corporation, Pier 1, Bay 1, San Francisco, California, 94111.

(2)	Includes the number of shares of common stock and limited partnership units beneficially owned by the person, excluding options for the purchase of shares of common stock exercisable within 60 days of March 3, 2010.

(3)	The percentage of shares of common stock beneficially owned by a person assumes that all the limited partnership units held by a person are exchanged for shares of common stock, that none of the limited partnership units held by other persons are so exchanged, that all options for the purchase of shares of common stock exercisable within 60 days of March 3, 2010 held by the person are exercised in full and that no options for the purchase of shares of common stock held by other persons are exercised.

(4)	The percentage of shares of common stock and units beneficially owned by a person assumes that all the limited partnership units held by a person are exchanged for shares of common stock, that all of the limited partnership units held by other persons are so exchanged, that all options for the purchase of shares of common stock exercisable within 60 days of March 3, 2010 held by the person are exercised in full and that no options for the purchase of shares of common stock held by other persons are exercised.

(5)	Includes 388,126 limited partnership units, which are exchangeable for the same number of shares of common stock. With respect to 3,176,724 shares, Mr. Moghadam shares voting and investment power with his spouse with respect to 1,522,108 shares, 131,776 shares are indirectly held through a trust, and 1,283,652 shares are held through a rabbi trust pursuant to our deferred compensation plans, for which the trustee holds all voting power.

(6)	With respect to 198,005 shares, 31,208 shares are held as co-trustee through a family trust, 1,000 shares are indirectly held through custodial accounts for his children and 102,772 shares are held through a rabbi trust pursuant to our deferred compensation plans, for which the trustee holds all voting power.

(7)	Includes 3,939 limited partnership units, which are exchangeable for the same number of shares of common stock. With respect to 347,574 shares, 120,000 shares are held as co-trustee through a family trust, 690 shares are indirectly held through custodial accounts for his children and 135,154 shares are held through a rabbi trust pursuant to our deferred compensation plans, for which the trustee holds all voting power.

(8)	Includes 235,506 limited partnership units, which are exchangeable for the same number of shares of common stock. With respect to 475,529 shares, 60,000 shares are held in custodial accounts for his children, and 6,624 shares are held through a rabbi trust pursuant to our deferred compensation plans, for which the trustee holds all voting power.

(9)	With respect to 54,162 shares, 10,295 shares are held through a rabbi trust pursuant to our deferred compensation plans, for which the trustee holds all voting power. An additional 6,814 shares of common stock are held through a custodial trust for Mr. Cole’s children, and he has disclaimed beneficial ownership of these securities.

(10)	With respect to 11,134 shares, 5,964 shares are held through a rabbi trust pursuant to our deferred compensation plans, for which the trustee holds all voting power.

(11)	With respect to 18,787 shares, 8,117 shares are held through a rabbi trust pursuant to our deferred compensation plans, for which the trustee holds all voting power. An additional 4,000 shares of common stock are held through custodial accounts for his children.

(12)	With respect to 40,712 shares, 10,063 shares are held through a rabbi trust pursuant to our deferred compensation plans, for which the trustee holds all voting power.

(13)	Includes 627,571 limited partnership units, which are exchangeable for the same number of shares of common stock.

(14)	Based upon information contained in a Schedule 13G, which was filed with the U.S. Securities and Exchange Commission on January 29, 2010. The Schedule 13G was filed by BlackRock Inc., which acquired Barclays Global Investors, N.A. on December 9, 2009, including its subsidiaries (collectively, “BlackRock”). BlackRock has sole voting and dispositive power with respect to all such shares. The address of BlackRock Inc. is 40 East 52nd Street, New York, NY 10022.

(15)	Based upon information contained in a Schedule 13G/A, which was filed with the U.S. Securities and Exchange Commission on February 3, 2010. Vanguard Fiduciary Trust Company (VFTC), a wholly owned subsidiary of The Vanguard Group, is the beneficial owner of 90,329 shares as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(16)	Based upon information contained in a Schedule 13G, which was filed with the U.S. Securities and Exchange Commission on February 16, 2010. Stichting Pensioenfonds ABP has sole voting and dispositive power with respect to all such shares. The address of Stichting Pensioenfonds ABP is Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Netherlands.

(17)	Based upon information contained in a Schedule 13G, which was filed with the U.S. Securities and Exchange Commission on February 12, 2010. ING Clarion Real Estate Securities, LLC has sole voting power with respect to 3,154,334 shares and sole dispositive power with respect to all such shares. The address of ING Clarion Real Estate Securities, LLC is 200 King of Prussia Rd., Suite 600, Radnor, PA 19087.

(18)	Based upon information contained in a Schedule 13G/A, which was filed with the U.S. Securities and Exchange Commission on February 12, 2010. Wellington Management Company has shared voting power with respect to 4,711,905 shares and shared dispositive power with respect to 7,088,209 shares. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no related party transactions that are reportable.

Our articles of incorporation contain procedures for authorizing related party transactions. Our Board of Directors may authorize any agreement or other transaction with any party even though one or more of our directors or officers may be a party to such an agreement or is an officer, director, stockholder, member or partner of the other party if (i) the existence of the relationship is disclosed or known to the Board of Directors, and the contract or transaction is authorized, approved or ratified by the affirmative vote of not less than a majority of the disinterested directors, even if they constitute less than a quorum of the Board; (ii) the existence is disclosed to the stockholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote (excluding shares owned by any interested director or officer or the organization in which such person is a director or has a material financial interest); or (iii) the contract or transaction is fair and reasonable to the company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who are owners or beneficial owners of more than 10% of a registered class of our equity securities, to file with the U.S. Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other of our equity securities. Insiders are required by regulation of the U.S. Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us or written representations that no other reports or amendments were required, during the year ended December 31, 2009, all of these executive officers, directors and beneficial owners of more than 10% of a registered class of our equity securities complied with all Section 16(a) filing requirements applicable to them.

CODE OF BUSINESS CONDUCT

We have adopted a Code of Business Conduct that applies to our directors, officers and employees. Our Code of Business Conduct, as well as our Corporate Governance Principles, are available on our website at http://www.amb.com and in print at the request of any of our stockholders upon request. Requests for such copies should be addressed to: AMB Property Corporation, Pier 1, Bay 1, San Francisco, California 94111, Attn: Investor Relations, telephone (415) 394-9000. We will promptly disclose on our website any amendments to, and waivers from, our code of business conduct relating to any of these specified officers.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders and other parties interested in communicating directly with the lead director or with the independent directors, as a group, may do so by writing to Lead Director, AMB Property Corporation, Pier 1, Bay 1, San Francisco, California, 94111. The Nominating and Governance Committee of our Board has approved a process for handling letters received by us and addressed to the Lead Director or the independent directors of the Board. Under that process, our Corporate Secretary reviews all such correspondence and, on a regular basis, forwards to the Lead Director a summary of all such correspondence along with copies of the correspondence that, in the Corporate Secretary’s opinion, deals with the functions of the Board of Directors or the committees thereof, or that the Corporate Secretary otherwise determines requires the Board’s attention. Directors may, at any time, review the log of all such correspondence that we have received and request copies of any such correspondence. Concerns related to our accounting, internal controls or auditing matters are immediately brought to the attention of the chair of the Audit Committee and handled in accordance with the Audit Committee’s procedures with respect to such matters.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the U.S. Securities and Exchange Commission. Reports, proxy statements and other information filed by us may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the U.S. Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, or by way of the U.S. Securities and Exchange Commission’s website at http://www.sec.gov. You can inspect reports and other information we file at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.

We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the year ended December 31, 2009 or the 2010 proxy materials. Requests for such copies should be addressed to: AMB Property Corporation, Pier 1, Bay 1, San Francisco, California 94111, Attn: Investor Relations, telephone (415) 394-9000.

OTHER MATTERS

The Board of Directors does not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

By Order of the Board of Directors,

TAMRA D. BROWNE
Senior Vice President, General Counsel and
Secretary

March 24, 2010

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 A  Proposals — The Board of Directors recommends a vote FOR all the listed nominees.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

	01 - T. Robert Burke	☐	☐	☐	02 - David A. Cole	☐	☐	☐	03 - Lydia H. Kennard	☐	☐	☐

	04 - J. Michael Losh	☐	☐	☐	05 - Hamid R. Moghadam	☐	☐	☐	06 - Frederick W. Reid	☐	☐	☐

	07 - Jeffrey L. Skelton	☐	☐	☐	08 - Thomas W. Tusher	☐	☐	☐	09 - Carl B. Webb	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 2.

						For	Against	Abstain

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of AMB Property Corporation for the year ending December 31, 2010.					☐	☐	☐

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment or postponement thereof.
 B  Non-Voting Items
Change of Address — Please print new address below.

 C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
⁄ ⁄

Dear Stockholder:
Please take note of the important information enclosed with this proxy.
Your vote counts and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on the proxy card to indicate how you wish your shares to be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.
Alternatively, you can vote by proxy over the Internet or by telephone. See the reverse side for instructions. AMB Property Corporation is a corporation organized under the laws of the State of Maryland. Section 2-507 of the Maryland General Corporation Law authorizes the granting of proxies over the Internet or by telephone. Accordingly, proxies granted over the Internet or by telephone, in accordance with the procedures set forth on this proxy card, will be valid under Maryland law.
Sincerely,
AMB Property Corporation
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — AMB PROPERTY CORPORATION

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 6, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of AMB Property Corporation acknowledges receipt of a copy of the Annual Report, the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated March 24, 2010, and, revoking any proxy heretofore given, hereby appoints Hamid R. Moghadam, Tamra D. Browne and Thomas S. Olinger, and each of them, as proxies for the undersigned, with full power of substitution in each of them, and hereby authorizes each of them to vote all the shares of common stock of AMB Property Corporation held of record by the undersigned on March 3, 2010, at the Annual Meeting of Stockholders to be held on May 6, 2010, at 2:00 pm Pacific Time at the global headquarters of AMB Property Corporation, Pier 1, Bay 1, San Francisco, California, or any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT AND FOR THE RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
If you vote over the Internet or by telephone, please do not mail your card.
Vote by Mail — Mark, sign, date and promptly return the enclosed proxy card in the postage paid envelope furnished for that purpose.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE